    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 18, 2000



                                                      REGISTRATION NO. 333-89835
                                                                    333-89835-01

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3


            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ------------------

     INDEPENDENT BANK CORP        INDEPENDENT CAPITAL TRUST II
 (Exact name of Registrant as     (Exact name of Registrant as
   specified in its charter)         specified in its trust
                                           agreement)

         MASSACHUSETTS                      DELAWARE
(State or other jurisdiction of  (State or other jurisdiction of
incorporation or organization)   incorporation or organization)
-------------------------------  -------------------------------

             6022                             6719
 (Primary Standard Industrial     (Primary Standard Industrial
  Classification Code Number)      Classification Code Number)

          04-2870273                       04-6901632
       (I.R.S. Employer                 (I.R.S. Employer
      Identification No.)              Identification No.)

                       ----------------------------------

                                288 UNION STREET
                         ROCKLAND, MASSACHUSETTS 02370
                                 (617) 878-6100
    (Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)
                       ----------------------------------

                               RICHARD J. SEAMAN
                            CHIEF FINANCIAL OFFICER
                             INDEPENDENT BANK CORP.
                                288 UNION STREET
                         ROCKLAND, MASSACHUSETTS 02370
                                 (617) 878-6100
           (Name, address, including zip code, and telephone number,
                  including area code, of agents for service)
                       ----------------------------------

                                   COPIES TO:

                   NORMAN B. ANTIN, ESQ.                                       RICHARD A. SCHABERG, ESQ.
                   JEFFREY D. HAAS, ESQ.                                        THACHER PROFFITT & WOOD
           ELIAS, MATZ, TIERNAN & HERRICK L.L.P.                                1700 PENNSYLVANIA AVENUE
                   734 15TH STREET, N.W.                                         WASHINGTON, D.C. 20006
                   WASHINGTON, D.C. 20005

                       ----------------------------------

        Approximate Date of Commencement of Proposed Sale to the Public:

  As soon as practicable after this Registration Statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462 under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / / ________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                       ----------------------------------

                        CALCULATION OF REGISTRATION FEE


                                                     AMOUNT          PROPOSED MAXIMUM     PROPOSED MAXIMUM         AMOUNT OF
      TITLE OF EACH CLASS OF SECURITIES               TO BE           OFFERING PRICE          AGGREGATE          REGISTRATION
              TO BE REGISTERED                     REGISTERED           PER UNIT(1)       OFFERING PRICE(1)         FEE(2)
Trust Preferred Securities of Independent
  Capital Trust II...........................      $28,750,000             100%              $28,750,000           $7,912(5)
Junior Subordinated Deferrable Interest
  Debentures of Independent Bank Corp.(2)....      $28,750,000             100%              $28,750,000              N/A
Independent Bank Corp. Guarantee with respect
  to the Trust Preferred Securities(3).......          N/A                  N/A                  N/A                  N/A
Total........................................    $28,750,000(4)            100%            $28,750,000(4)          $7,912(5)


(1) Estimated solely for the purpose of computing the registration fee.

(2) No separate consideration will be received for the Junior Subordinated Deferrable Interest Debentures of Independent Bank Corp. (the "Junior Subordinated Debentures") distributed upon any liquidation of Independent Capital Trust II.

(3) No separate consideration will be received for the Independent Bank Corp. Guarantee.

(4) Such amount represents the liquidation amount of the Independent Capital Trust II Trust Preferred Securities and the principal amount of Junior Subordinated Debentures that may be distributed to holders of such Trust Preferred Securities upon any liquidation of Independent Capital Trust II.


(5) A fee of $6,394 was paid on October 28, 1999 in connection with the original filing of the Registration Statement.


                       ----------------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED JANUARY 18, 2000



                      1,000,000 TRUST PREFERRED SECURITIES
                          INDEPENDENT CAPITAL TRUST II
                     % CUMULATIVE TRUST PREFERRED SECURITIES
                    FULLY AND UNCONDITIONALLY GUARANTEED BY


                                     [LOGO]

    INDEPENDENT BANK CORP.: We are a bank holding company that offers, through our subsidiary Rockland Trust Company, a full range of commercial and retail banking and trust services to our customers in Southeastern Massachusetts.

    INDEPENDENT CAPITAL TRUST II: Independent Capital Trust II is a subsidiary of Independent Bank Corp. and a statutory business trust created under Delaware law.


    THE OFFERING: In connection with this offering, the Trust will sell Trust Preferred Securities to the public and Common Securities to us; use the proceeds
from these sales to buy an equivalent principal amount of       % Junior
Subordinated Debentures due             , 2030 issued by us, and distribute the
future cash payments it receives on the Junior Subordinated Debentures to the holders of the Trust Preferred Securities and Common Securities.



    - For each Trust Preferred Security that you own, you will receive
      cumulative cash distributions at an annual rate of   % on March 31,
      June 30, September 30 and December 31 of each year, beginning
                  , 2000. Distribution payments to you may be deferred for up to 20 consecutive calendar quarters.



    - The Trust Preferred Securities mature on             , 2030.



    - The Trust may redeem the Trust Preferred Securities, at a redemption price
      of $25 per Trust Preferred Security on or after             , 2002, plus
      accrued and unpaid distributions, and under certain other circumstances.



    - We have applied for listing of the Trust Preferred Securities on the Nasdaq National Market under the symbol "INDBO."



    THERE ARE CERTAIN RISKS YOU SHOULD CONSIDER BEFORE INVESTING IN THE TRUST PREFERRED SECURITIES. SEE "RISK FACTORS" BEGINNING ON PAGE 9.



                                             PRICE TO           UNDERWRITING          PROCEEDS TO
                                              PUBLIC             COMMISSION              TRUST
Per Trust Preferred Security..........        $25.00                 (1)                   $
Total.................................      $25,000,000              (1)                   $



(1) In view of the fact that the proceeds of the sale of the Trust Preferred Securities will be invested in the Junior Subordinated Debentures, we, Independent Bank Corp., as issuer of the Junior Subordinated Debentures,
    have agreed to pay the underwriter $         per Trust Preferred Security
    (or $         ($         if the underwriter's over-allotment option is
    exercised in full) in the aggregate) as compensation.



    We and the Trust have granted the underwriter a 30-day option to purchase up to 150,000 additional Trust Preferred Securities on the same terms and conditions discussed above solely to cover over-allotments, if any. If this option is exercised in full, the total Public Offering Price and Proceeds to the
Trust will be $         and $         .


    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OF ANYONE'S INVESTMENT IN THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


    THESE SECURITIES ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OBLIGATIONS OF ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.


                             LEGG MASON WOOD WALKER
                                  INCORPORATED


               THE DATE OF THIS PROSPECTUS IS             , 2000

                                     [LOGO]


                       . Current Bank and Trust Branches
                       5 Pending Branch Acquisition Locations



We have not, and the underwriters have not, authorized any other person to provide you with information other than as provided in this prospectus. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these Trust Preferred Securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

                               TABLE OF CONTENTS


                                                                PAGE
                                                              --------
Forward Looking Statements..................................     ii
Where You Can Find More Information.........................     ii
Summary.....................................................      1
Selected Consolidated Financial and Other Data..............      8
Risk Factors................................................      9
Ratios of Earnings to Fixed Charges.........................     15
Use of Proceeds.............................................     15
Capitalization..............................................     16
Independent Capital Trust II................................     17
Description of Trust Preferred Securities...................     18
Description of Junior Subordinated Debentures...............     33
Description of Guarantee....................................     45
Book-Entry Issuance.........................................     47
Relationship Among the Trust Preferred
  Securities, the Junior Subordinated
  Debentures and the Guarantee..............................     49
Certain Federal Income Tax Consequences.....................     51
ERISA Considerations........................................     55
Underwriting................................................     56
Legal Matters...............................................     57
Experts.....................................................     57


                            ------------------------

                           FORWARD LOOKING STATEMENTS

    This document contains and incorporates by reference certain forward looking statements regarding our financial condition, results of operations and business. These statements are not historical facts and include statements about our

    - confidence,

    - strategies about earnings,

    - new and existing programs and products,

    - relationships,

    - opportunities,

    - technology, and

    - market conditions.

You may identify these statements by looking for

    - forward-looking terminology, like "expect," "believe" or "anticipate;"

    - expressions of confidence like "strong" or "on-going;" or

    - similar statements or variations of those terms.

    These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from the results the forward-looking statements contemplate because of, among others, the following possibilities:

    - competitive pressure in the banking and financial services industry increases significantly;


    - changes occur in the interest rate environment; and


    - general economic conditions, either nationally, in New England or in the state of Massachusetts, are less favorable than expected.

                            ------------------------

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any documents we file with the SEC at its public reference facilities at 450 Fifth Street, NW, Washington, DC 20549, 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, NW, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the office of the Nasdaq National Market. For further information on obtaining copies of our public filings at the Nasdaq National Market, you should call (212) 656-5060.

    The Trust is not currently subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Trust will become subject to such requirements upon the effectiveness of the registration statement that contains this prospectus, although it intends to seek and expects to receive an exemption therefrom.

    We and the Trust have filed with the SEC a registration statement on Form S-3 (together with all amendments thereto, the "registration statement"), of which this prospectus is a part, under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee, each of which is discussed in this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information with respect to us, the Trust, the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee, reference is made to the registration statement, including its exhibits. The registration statement may be inspected without charge at the principal office of the SEC in Washington, D.C., and copies of all or part of it may be obtained from the SEC upon payment of the prescribed fees.

    We "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered by this prospectus:

    - Annual Report on Form 10-K for the year ended December 31, 1998.

    - Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999.

    - Current Report on Form 8-K filed with the SEC on October 1, 1999.

    You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address: 288 Union Street, Rockland, Massachusetts 02370, Attention: Corporate Secretary, telephone
(781) 878-6100.

                            ------------------------

    WE HAVE NOT, AND THE UNDERWRITER HAS NOT, AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL, NOR IS IT SEEKING AN OFFER TO BUY, THESE TRUST PREFERRED SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION IN THIS PROSPECTUS IS COMPLETE AND ACCURATE AS OF THE DATE ON THE FRONT COVER, BUT THE INFORMATION MAY HAVE CHANGED SINCE THAT DATE.

                                    SUMMARY

    THE ITEMS IN THE FOLLOWING SUMMARY ARE DESCRIBED IN MORE DETAIL LATER IN THIS PROSPECTUS. THIS SUMMARY PROVIDES AN OVERVIEW OF SELECTED INFORMATION AND DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER. THEREFORE, YOU SHOULD ALSO READ THE MORE DETAILED INFORMATION SET OUT IN THIS PROSPECTUS OR INCORPORATED HEREIN BY REFERENCE. IN THIS PROSPECTUS, REFERENCES TO "WE," "OUR," AND "INDEPENDENT" ARE TO INDEPENDENT BANK CORP.

OUR COMPANY

    We are the holding company of Rockland Trust Company (the "Bank"), a Massachusetts trust company which was chartered in 1907. We are headquartered in Rockland, Massachusetts and at September 30, 1999, we had consolidated assets of $1.6 billion, deposits of $1.1 billion and stockholders' equity of $94 million.

    Through the Bank, we offer a full range of commercial and retail banking and trust services through our network of 34 banking offices, eight commercial lending centers, and two trust and financial services offices located in the Plymouth, Norfolk, and Bristol Counties of Southeastern Massachusetts. We are the only locally-based commercial bank in Plymouth County. As a community focused commercial bank, we seek to service the needs of local customers in our market by developing long-term deposit and lending relationships. As such, we have become a prominent financial institution in Plymouth County, which represents the majority of our market area. At June 30, 1998 (the most recent date for deposit market share information), the Bank had approximately 22.4% of the total deposits in Plymouth County. That amount represents approximately 178% of the market share of our closest competitor.

    In its lending activities, the Bank has emphasized the origination of residential and commercial loans within its primary market areas. At
September 30, 1999, the Bank's gross loan portfolio consisted of 30% mortgage loans collateralized by commercial real estate, 20% of mortgage loans collateralized by residential real estate, 13% of commercial loans, 5% of real estate construction loans, and 32% of consumer loans. The Bank stresses asset quality through its emphasis on lending in its local markets where management is most qualified to make educated underwriting decisions and the application of generally conservative underwriting criteria.

    In May 1997, we issued $28.75 million of 9.28% cumulative trust preferred securities of Independent Capital Trust I ("Trust I"), which are scheduled to mature in 2027. Trust I invested the proceeds of the sale of these securities in $29.64 million of 9.28% junior subordinated debentures issued by us. Distributions on these securities are payable quarterly in arrears on the last day of March, June, September and December, such distributions can be deferred at our option for up to five years. The trust preferred securities can be prepaid in whole or in part on or after May 19, 2002 at a redemption price equal to $25 per security plus accumulated but unpaid distributions thereon to the date of the redemption. The trust preferred securities of Trust I are quoted on the Nasdaq National Market under the symbol "INDBP."

    PENDING BRANCH ACQUISITION. In September 1999, we entered into an agreement with Fleet Financial Group, Inc., Fleet National Bank and BankBoston, N.A. to acquire 12 branches, two of which are located in Brockton, Massachusetts, which is within our primary market area, and ten of which are located on Cape Cod, Massachusetts in Barnstable County, a market contiguous to where we presently operate. The 12 branches to be acquired presently have total deposits aggregating approximately $269 million. In connection with the acquisition, which is subject to, among other things, the receipt of regulatory approvals, we expect to acquire approximately $150 million of commercial and consumer loans. Following the acquisition, we will have approximately $1.8 billion in assets, $1.3 billion in deposits and 46 retail branches. We expect to pay a core deposit premium of approximately $32 million in connection with the acquisition. We filed our regulatory applications in October 1999 and presently expect that the transaction will close during the third quarter of 2000.

    Our principal office is located at 288 Union Street, Rockland, Massachusetts 02370 and our telephone number is (781) 878-6100.

INDEPENDENT CAPITAL TRUST II


    Independent Capital Trust II (the "Trust"), the issuer of the Trust Preferred Securities, is a statutory business trust formed by us under the Delaware Business Trust Act. The Trust exists for the sole purpose of
(i) issuing common securities of the Trust (the "Common Securities") to us and the Trust Preferred Securities (the Trust Preferred Securities and the Common Securities are referred to in this prospectus as the "Trust Securities") for
cash and investing the proceeds in an equivalent amount of   % Junior
Subordinated Deferrable Interest Debentures due             , 2030 (the "Junior
Subordinated Debentures") issued by us and (ii) engaging in other activities that are necessary or incidental to the issuance of the Trust Securities and the investment in the Junior Subordinated Debentures.


    The Trust has no separate financial statements. We do not believe that the statements would be significant to you because the Trust is a direct wholly owned subsidiary of the Company, has no independent operations and exists solely for the reasons summarized above.

    The Trust's principal office is located at c/o The Bank of New York, 101 Barclay Street, New York, New York 10286 and its telephone number is
(212) 815-5359.

RISK FACTORS

    Prior to making an investment decision, you should carefully consider all of the information in this prospectus, and, in particular, you should evaluate the risk factors set forth under the caption "Risk Factors," which are described immediately following this Summary.

THE OFFERING


Issuer of the Trust Preferred Securities.....  Independent Capital Trust II, a Delaware
                                               statutory business trust.

Securities offered...........................  1,000,000   % Trust Preferred Securities,
                                               liquidation amount $25 per security
                                               (1,150,000 Trust Preferred Securities if the
                                               underwriter's over-allotment option is
                                               exercised in full). The Trust Preferred
                                               Securities represent preferred undivided
                                               beneficial interests in the Trust's assets,
                                               which will consist solely of the Junior
                                               Subordinated Debentures and payments under
                                               the Junior Subordinated Debentures.

                                               The Trust will sell the Trust Preferred
                                               Securities to the public and the Common
                                               Securities to us. The Trust will use the
                                               proceeds from the sale of the Trust
                                               Securities to buy the Junior Subordinated
                                               Debentures from us.

Distributions................................  If you purchase the Trust Preferred
                                               Securities, you will be entitled to receive
                                               cumulative cash distributions at a    %
                                               annual rate. Distributions will accumulate
                                               from the date the Trust issues the Trust
                                               Preferred Securities, and will be paid
                                               quarterly in arrears on March 31, June 30,
                                               September 30 and December 31 of each year,
                                               beginning on             , 2000.
                                               Distributions on the Trust Preferred
                                               Securities may be deferred, as described
                                               below. The initial cash distribution payable
                                               on             , 2000 will equal $      for
                                               each Trust Preferred Security. Subsequent
                                               cash distributions will equal $    for each
                                               Trust Preferred Security.

                                               The record date for distributions on the
                                               Trust Preferred Securities will be one
                                               business day prior to the relevant
                                               distribution date for so long as the Trust
                                               Preferred Securities remain in book-entry
                                               form (if not book-entry form the record date
                                               will be the fifteenth day of the month in
                                               which the distributions are made).

Maturity.....................................  The Junior Subordinated Debentures will
                                               mature on             , 2030.

Redemption...................................  We may redeem some or all of the Junior
                                               Subordinated Debentures on or after
                                                           , 2002 at a redemption price of
                                               $25 per Junior Subordinated Debenture plus
                                               accrued and unpaid distributions.

                                               In addition, we may redeem all of the Junior
                                               Subordinated Debentures at our option:

                                                   - if certain tax events occur;

                                                   - if there is a change in the Investment
                                                     Company Act of 1940 that requires the
                                                     Trust to register under that law; or

                                                   - if there is a change in, among other
                                                   things, the regulatory capital adequacy
                                                     guidelines that apply to us.

                                               These circumstances are collectively referred
                                               to as "Special Events."

                                               We will not redeem the Junior Subordinated
                                               Debentures before they mature without
                                               approval by the regulatory agencies which
                                               supervise us if such approval is then
                                               required under applicable requirements.

                                               The Trust will use the cash proceeds of any
                                               redemption of the Junior Subordinated
                                               Debentures to pay the liquidation amount for
                                               an equal amount of Trust Preferred
                                               Securities. The liquidation amount you will
                                               receive will be equal to the redemption price
                                               described above.

Deferral of distributions....................  The Trust relies solely on payments made by us on the Junior Subordinated Debentures to
                                               pay distributions on the Trust Preferred
                                               Securities. If no event of default under the
                                               Junior Subordinated Debentures has occurred
                                               or is continuing, we have the right, at one
                                               or more times, to defer interest payments on
                                               the Junior Subordinated Debentures for up to
                                               20 consecutive calendar quarters, but not
                                               beyond the maturity date of the Junior
                                               Subordinated Debentures. If we defer interest
                                               payments on the Junior Subordinated
                                               Debentures:

                                                   - the Trust will also defer distributions
                                                   on the Trust Preferred Securities;

                                                   - your distributions will continue to
                                                   accrue at an annual rate of    % of the
                                                     liquidation amount of $25 per Trust
                                                     Preferred Security; and

                                                   - you will accumulate additional
                                                   distributions at the same rate,
                                                     compounded quarterly, on any unpaid
                                                     distributions (to the extent permitted
                                                     by law).

                                               When a deferral period ends, we will be
                                               required to pay to the Trust all accumulated
                                               and unpaid interest due on the Junior
                                               Subordinated Debentures and, when the Trust
                                               receives this payment, it will be required to
                                               pay all accumulated and unpaid distributions
                                               on the Trust Securities.

                                               If we defer payments of interest on the
                                               Junior Subordinated Debentures, the Trust
                                               Preferred Securities will be treated as being
                                               issued with original issue discount for
                                               United States federal income tax purposes.
                                               This means that you will still be required to
                                               include this income in your gross income for
                                               United States federal income tax purposes
                                               before you receive any corresponding cash
                                               distribution, even if you are a cash basis
                                               taxpayer.

                                               We have agreed to certain restrictions if we
                                               exercise our right to defer interest
                                               payments. During any period in which we defer
                                               interest payments on the Junior Subordinated
                                               Debentures, we will not be permitted to (with
                                               limited exceptions described under
                                               "Description of Junior Subordinated
                                               Debentures--Option to Extend Interest Payment
                                               Date"):

                                                   - declare or pay dividends or make other
                                                     distributions on, redeem, purchase or
                                                     acquire, or make liquidation payments
                                                     with respect to, our capital stock;

                                                   - pay interest, principal or a premium
                                                   on, or repay, repurchase or redeem any of
                                                     our debt securities that rank equal
                                                     with or junior to the Junior
                                                     Subordinated Debentures; or

                                                   - make guarantee payments with respect to
                                                     the foregoing.

Guarantee....................................  We will fully and unconditionally guarantee the Trust Preferred Securities based on:

                                                   - our obligations to make payments on the
                                                     Junior Subordinated Debentures;

                                                   - our obligations under a guarantee
                                                   executed for your benefit (the
                                                     "Guarantee"); and

                                                   - our obligations under the Trust
                                                   Agreement, which sets forth the terms of
                                                     the Trust Securities.

                                               If we do not make payments on the Junior
                                               Subordinated Debentures, the Trust will not
                                               have sufficient funds to make payments on the
                                               Trust Preferred Securities. The Guarantee
                                               does not cover payments when the Trust does
                                               not have sufficient funds. Instead, you (to
                                               the fullest extent of the law) or the
                                               property trustee may enforce the holder's
                                               rights under the Junior Subordinated
                                               Debentures directly against us.

Distribution of the Junior Subordinated
  Debentures.................................  We may dissolve the Trust at any time and distribute the Junior Subordinated Debentures
                                               to you, subject to any required approval by
                                               the regulatory agencies which supervise us.
                                               If the Junior Subordinated Debentures are
                                               distributed, we will use our best efforts to
                                               list them on a national securities exchange
                                               or comparable automated quotation system.

Ranking......................................  Our obligations under the Junior Subordinated
                                               Debentures are unsecured and will rank junior
                                               in priority of payment to our current and any
                                               future senior and subordinated indebtedness
                                               and will be effectively subordinated to all
                                               existing and future liabilities and
                                               obligations of our subsidiaries, including
                                               the Bank. As of September 30, 1999, we had no
                                               senior or subordinated indebtedness
                                               outstanding and our subsidiaries had total
                                               liabilities (excluding liabilities owed to
                                               us) of $1.5 billion. Our obligations under
                                               the Junior Subordinated Debentures will rank
                                               equal to other junior subordinated debentures
                                               issued or to be issued by us to similar
                                               trusts, including the junior subordinated
                                               debentures sold to Trust I in May 1997.

                                               Our obligations under the Guarantee are
                                               unsecured and will rank in priority of
                                               payment:

                                                   - junior to all of our indebtedness,
                                                   except for those liabilities made equal
                                                     or subordinate to the Junior
                                                     Subordinated Debentures by their terms;

                                                   - equal to all other guarantees issued or
                                                   to be issued by us with respect to other
                                                     similar trust preferred securities,
                                                     including the issuance of $28.75
                                                     million of trust preferred securities
                                                     of Trust I in May 1997; and

                                                   - senior to our capital stock.

Limited voting rights........................  Except in limited circumstances, you as a holder of the Trust Preferred Securities will
                                               have no voting rights.

Listing......................................  We have applied for listing of the Trust
                                               Preferred Securities on the Nasdaq National
                                               Market under the symbol "INDBO."

Book-entry...................................  The Trust Preferred Securities will be represented by a global security that will be
                                               deposited with and registered in the name of
                                               The Depositary Trust Company, New York, New
                                               York or its nominee. This means that you will
                                               not receive a certificate for your Trust
                                               Preferred Securities.

Use of proceeds..............................  The Trust plans to use the proceeds from the sale of the Trust Securities to purchase the
                                               Junior Subordinated Debentures from us. We
                                               intend to use the net proceeds from the sale
                                               of the Junior Subordinated Debentures for
                                               general corporate purposes, which shall
                                               include capital contributions to the Bank,
                                               and for working capital.

                                                   - To the extent that the previously
                                                     announced branch acquisition
                                                     transaction with Fleet Financial Group,
                                                     Inc. is completed, the offering will
                                                     ensure that the Bank will continue to
                                                     be "well capitalized" following
                                                     consummation of the transaction.

                                               Initially, we may use the net proceeds to
                                               make short-term investments.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

    The selected consolidated financial and other data below should be read in connection with the financial information included in our Annual Report on Form 10-K for the year ended December 31, 1998 and our Quarterly Report on Form 10-Q for the nine months ended September 30, 1999. See "Where You Can Find More Information."

                                                AT SEPTEMBER 30,                            AT DECEMBER 31,
                                             -----------------------   ----------------------------------------------------------
                                                1999         1998         1998         1997         1996        1995       1994
BALANCE SHEET DATA:                          ----------   ----------   ----------   ----------   ----------   --------   --------
                                                   (UNAUDITED)
Total assets...............................  $1,565,400   $1,514,730   $1,575,069   $1,370,007   $1,092,793   $987,589   $929,194
Loans, net of unearned discount............   1,019,295      909,284      941,112      828,132      695,406    628,141    590,689
Securities held to maturity................     233,565      308,743      284,944      308,112      290,894    226,896    256,785
Securities available for sale..............     201,640      200,916      195,199      131,842       26,449     32,628      4,250
Total deposits.............................   1,066,656      986,332    1,043,317      988,148      918,572    871,085    796,612
FHLB borrowings............................     265,224      301,224      313,724      206,724       78,000     20,000     25,000
Stockholders' equity.......................      94,086       96,291       95,848       92,493       81,110     72,572     64,202

                                                   NINE MONTHS
                                               ENDED SEPTEMBER 30,                      YEAR ENDED DECEMBER 31,
                                             -----------------------   ----------------------------------------------------------
                                                1999         1998         1998         1997         1996        1995       1994
OPERATIONS DATA:                             ----------   ----------   ----------   ----------   ----------   --------   --------
                                                   (UNAUDITED)
Interest income............................  $   83,386   $   80,818   $  108,712   $   93,820   $   77,424   $ 72,918   $ 63,540
Interest expense...........................      37,620       36,480       49,569       41,578       32,354     29,143     22,029
                                             ----------   ----------   ----------   ----------   ----------   --------   --------
Net interest income........................      45,766       44,338       59,143       52,242       45,070     43,775     41,511
Provision for possible loan losses.........       2,945        2,721        3,960        2,260        1,750      1,000        801
                                             ----------   ----------   ----------   ----------   ----------   --------   --------
Net interest income after provision for
  loan losses..............................      42,821       41,617       55,183       49,982       43,320     42,775     40,710
Non-interest income........................      10,907        9,745       13,125       11,742       11,381     10,341     10,005
Non-interest expenses......................      33,918       31,828       41,697       38,595       36,951     38,000     41,069
Minority interest expense..................       2,001        2,001        2,668        1,645           --         --         --
                                             ----------   ----------   ----------   ----------   ----------   --------   --------
Income before income taxes.................      17,809       17,533       23,943       21,484       17,750     15,116      9,646
Income taxes...............................       5,423        5,785        7,804        7,326        6,153      4,729      1,533
                                             ----------   ----------   ----------   ----------   ----------   --------   --------
Net income.................................  $   12,386   $   11,748   $   16,139   $   14,158   $   11,597   $ 10,387   $  8,113
                                             ==========   ==========   ==========   ==========   ==========   ========   ========
PER SHARE DATA:
Net income:
  Basic....................................  $     0.87   $     0.79   $     1.10   $     0.97   $     0.80   $   0.72   $   0.56
  Diluted..................................        0.86         0.78         1.08         0.95         0.79       0.71       0.56
Cash dividends.............................        0.30         0.30         0.40         0.34         0.25       0.18       0.08
Book value, end of period..................        6.71         6.59         6.63         6.25         5.55       5.00       4.45

                                                  AT OR FOR THE
                                                NINE MONTHS ENDED
                                                  SEPTEMBER 30,                  AT OR FOR THE YEAR ENDED DECEMBER 31,
                                             -----------------------   ----------------------------------------------------------
                                                1999         1998         1998         1997         1996        1995       1994
SELECTED FINANCIAL RATIOS(1):                ----------   ----------   ----------   ----------   ----------   --------   --------
                                                   (UNAUDITED)
Return on average assets...................        1.06%        1.11%        1.12%        1.15%        1.13%      1.10%      0.94%
Return on average equity...................       17.28        16.20        16.71        16.45        15.20      15.28      13.36
Net interest margin........................        4.25         4.44         4.36         4.52         4.72       4.97       5.19
Operating expenses as a percent of average
  assets...................................        2.90         3.01         2.88         3.14         3.60       4.02       4.75
Nonperforming loans as a percent of gross
  loans....................................        0.38         0.60         0.56         0.69         0.63       0.83       1.31
Nonperforming assets as a percent of total
  assets at end of period..................        0.26         0.37         0.34         0.43         0.43       0.60       1.26
Reserve for possible loan losses as a
  percent of loans, net of unearned
  discount.................................        1.44         1.50         1.46         1.53         1.76       1.92       2.32
Reserve for possible loan losses as a
  percent of nonperforming loans at end of
  period...................................      372.89       242.94       255.69       215.14       273.89     229.33     174.45
Dividend payout ratio......................       34.88        37.97        37.03        35.78        31.64      25.35      14.28
Capital ratios at end of period:
  Tier 1 leverage capital ratio............        7.93         8.13         7.91         8.64         7.35       7.24       6.76
  Tier 1 risk-based capital ratio..........       10.77        11.81        11.38        13.52        10.89      10.67      10.05
  Total risk-based capital ratio...........       12.03        13.06        12.63        14.78        12.15      11.92      11.31
Ratio of earnings to fixed charges(2):
Including interest on deposits.............        1.47x        1.47x        1.48x        1.51x        1.54x      1.51x      1.43x
Excluding interest on deposits.............        2.18x        2.31x        2.27x        3.02x        4.26x      5.00x      5.66x

------------------------------
(1) With the exception of end-of-period ratios, all ratios are based on average daily balances during the indicated periods.

(2) See "Ratios of Earnings to Fixed Charges."

                                  RISK FACTORS

    YOU SHOULD CAREFULLY READ THE FOLLOWING RISK FACTORS BEFORE YOU DECIDE TO BUY ANY TRUST PREFERRED SECURITIES. YOU SHOULD ALSO CONSIDER THE OTHER INFORMATION IN THIS PROSPECTUS AND THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE.

        RISKS RELATED TO AN INVESTMENT IN THE TRUST PREFERRED SECURITIES

PAYMENTS ON THE TRUST PREFERRED SECURITIES ARE ENTIRELY DEPENDENT ON OUR MAKING PAYMENTS ON THE JUNIOR SUBORDINATED DEBENTURES; THE GUARANTEE COVERS PAYMENTS ONLY IF THE TRUST HAS CASH AVAILABLE.


    The Trust's ability to timely pay distributions (including the $25 per Trust Preferred Security liquidation distribution) is entirely dependent on our making the related payments on the Junior Subordinated Debentures when due. If we do not make payments on the Junior Subordinated Debentures, the Trust will not have sufficient funds to pay distributions or the $25 per Trust Preferred Security liquidation amount. Because the Guarantee does not cover payments when the Trust does not have sufficient funds, you will not be able to rely upon the Guarantee for payment of these amounts. Instead, you may directly sue us or seek other remedies to collect your pro rata share of payments owed or rely on the property trustee to enforce the Trust's rights under the Junior Subordinated Debentures directly against us.


THE TRUST'S ABILITY TO MAKE PAYMENTS ON THE TRUST PREFERRED SECURITIES DEPENDS ON OUR ABILITY TO MAKE PAYMENTS ON THE JUNIOR SUBORDINATED DEBENTURES.

    The Junior Subordinated Debentures and the Guarantee will be exclusively our obligations. We are a bank holding company regulated by the Board of Governors of the Federal Reserve System and substantially all of our assets are held by our subsidiaries. Our ability to make payments on the Junior Subordinated Debentures depends primarily on the results of operations of our subsidiaries and their ability to provide funds to us. Our subsidiaries are separate and distinct legal entities and have no obligations to pay any amounts due under the Junior Subordinated Debentures or to make funds available, whether by dividend, loan or otherwise, for such purpose. In addition, there are various legal limitations on the extent to which certain of our subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our subsidiaries. The Trust will be unable to make payments to you if we do not receive funds from our subsidiaries which allow us to pay interest on or principal of the Junior Subordinated Debentures.

    Our right to participate in any distribution of the assets of any subsidiary, including the Bank, upon a subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that we may be recognized as a creditor of that subsidiary. As a consequence, the Junior Subordinated Debentures and the Guarantee will be effectively subordinated to all existing and future liabilities of our subsidiaries. As of September 30, 1999, our subsidiaries had total liabilities (excluding liabilities owed to us) of $1.5 billion. Holders of the Junior Subordinated Debentures and beneficiaries of the Guarantee should look only to our assets for payments on the Junior Subordinated Debentures or under the Guarantee, as the case may be. There is no limit under the Trust Preferred Securities, the Junior Subordinated Debentures or the Guarantee as to our subsidiaries' ability to incur additional indebtedness.

OUR OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES WILL BE SUBORDINATED IN RIGHT OF PAYMENT TO OUR CURRENT AND FUTURE SENIOR AND SUBORDINATED INDEBTEDNESS.

    Our obligations under the Guarantee are unsecured and will rank in priority of payment:

    - junior to all of our indebtedness, except for those liabilities made equal or subordinate to the Guarantee by their terms;

    - equal to all other guarantees issued or to be issued by us with respect to other similar trust preferred securities, including the issuance of $28.75 million of trust preferred securities of Trust I in May 1997; and

    - senior to our capital stock.

    This means that we cannot make any payments on the Guarantee if we default on a payment of any of our other liabilities, except those liabilities made equal with or subordinate to the Guarantee by their terms. In the event of our bankruptcy, liquidation or dissolution, our assets would be available to pay obligations under the Guarantee only after all payments have been made on our other liabilities, except those liabilities made equal with or subordinate to the Guarantee by their terms.

    Our obligations under the Junior Subordinated Debentures are unsecured and will rank junior in priority of payment to our current and future senior and subordinated indebtedness, and will be effectively subordinated to all existing and future liabilities and obligations of our subsidiaries, including the Bank. This means that we cannot make any payments of principal (including redemption payments) or interest on the Junior Subordinated Debentures if we default on a payment on any of our senior indebtedness or subordinated indebtedness. In the event of our bankruptcy, liquidation or distribution, our assets would be available to pay obligations under the Junior Subordinated Debentures only after all payments have been made on our senior indebtedness and our subordinated indebtedness. As of September 30, 1999, we had no senior or subordinated indebtedness outstanding and our subsidiaries had total liabilities (excluding liabilities owed to us) of $1.5 billion. There is no limit under the Trust Preferred Securities, the Junior Subordinated Debentures or the Guarantee as to our ability to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the Junior Subordinated Debentures and the Guarantee.

OUR ABILITY TO DEFER INTEREST PAYMENTS HAS ADVERSE TAX CONSEQUENCES FOR YOU AND MAY AFFECT THE TRADING PRICE FOR THE TRUST PREFERRED SECURITIES.

    So long as no event of default under the Junior Subordinated Debentures has occurred and is continuing, we may defer interest payments one or more times on the Junior Subordinated Debentures for up to 20 consecutive calendar quarters, but not beyond the maturity date of the Junior Subordinated Debentures.

    If we defer interest payments on the Junior Subordinated Debentures, the Trust will also defer distributions on the Trust Preferred Securities. During a deferral period, you will be required to accrue income (in the form of original issue discount) for United States federal income tax purposes equal to the interest that accrues on your pro-rata share of the Junior Subordinated Debentures held by the Trust. As a result, you must include the accrued but unpaid income in your gross income for United States federal income tax purposes before you receive cash, even if you are a cash basis taxpayer. You will also not receive the cash related to any accrued and unpaid interest from the Trust if you sell the Trust Preferred Securities before the end of any deferral period. The Trust Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the Junior Subordinated Debentures.

    During a deferral period, your tax basis in the Trust Preferred Securities will increase by the amount of accrued but unpaid distributions. If you sell the Trust Preferred Securities during a deferral period, your increased tax basis will decrease the amount of any capital gain or increase the amount of any capital loss that you may have otherwise realized on the sale. A capital loss, except in certain limited circumstances, cannot be applied to offset ordinary income. As a result, deferral of distributions could result in ordinary income, and a related tax liability for the holder, and a capital loss that may only be used to offset a capital gain.

    We do not currently intend to exercise our right to defer interest payments on the Junior Subordinated Debentures. However, if we exercise our right in the future, we expect that the market price of the Trust Preferred Securities would be adversely affected. If you sell the Trust Preferred Securities during a deferral period, you may not receive the same return on your investment as someone who continues to hold the Trust Preferred Securities.

WE MAY REDEEM THE TRUST PREFERRED SECURITIES AT ANY TIME UPON THE OCCURRENCE OF
  A SPECIAL EVENT.


    At any time that a Special Event occurs and continues, we may redeem all of the Junior Subordinated Debentures. A Special Event means a Tax Event, an Investment Company Event or a Regulatory Capital Event and is more fully described under "Description of Trust Preferred Securities--Redemption" and defined under "Description of Trust Preferred Securities--Definitions." If there is a Special Event and we redeem the Junior Subordinated Debentures, the Trust must redeem the Trust Preferred Securities within 90 days at a redemption price equal to the liquidation amount of $25 per Trust Preferred Security, plus accrued and unpaid distributions. We may exercise this right only if we receive any required approval by the regulatory agencies which supervise us.



WE MAY REDEEM SOME OR ALL OF THE JUNIOR SUBORDINATED DEBENTURES ON OR AFTER
            , 2002, WHICH WILL CAUSE THE TRUST TO REDEEM SOME OR ALL OF THE TRUST PREFERRED SECURITIES.



    We may redeem some or all of the Junior Subordinated Debentures on or after
      , 2002, which will cause the Trust Preferred Securities to be redeemed on that date. You should assume that we will exercise our redemption option if we are able to refinance our obligations at a lower interest rate or if it is otherwise in our interest to redeem the Junior Subordinated Debentures. If less than all of the Junior Subordinated Debentures are redeemed, the Trust must redeem an amount of Trust Preferred Securities having an aggregate liquidation value equal to the principal amount of the Junior Subordinated Debentures that have been redeemed. We can exercise this right only if we receive any required approval by the regulatory agencies which supervise us.



DISTRIBUTION OF THE JUNIOR SUBORDINATED DEBENTURES MAY ADVERSELY AFFECT THE MARKET PRICE FOR THE TRUST PREFERRED SECURITIES AND HAVE TAX CONSEQUENCES FOR YOU.



    We may dissolve the Trust at any time before the maturity of the Junior
Subordinated Debentures on             , 2030. As a result, and subject to the
terms of the Trust Agreement, the Trustees may distribute the Junior Subordinated Debentures to the holders of Trust Preferred Securities. Although we have agreed to use our best efforts to list the Junior Subordinated Debentures on a national securities exchange or comparable automated quotation system if this occurs, there can be no assurance that the Junior Subordinated Debentures will be approved for listing or that a trading market will exist for the Junior Subordinated Debentures.



    We cannot predict the market price of the Junior Subordinated Debentures that may be distributed. Accordingly, the Junior Subordinated Debentures that you receive upon a distribution, or the Trust Preferred Securities you hold pending such a distribution, may trade at a price that is less than the price you paid to purchase the Trust Preferred Securities. Because you may receive Junior Subordinated Debentures, you must also make an investment decision with regard to the Junior Subordinated Debentures. You should carefully review all the information regarding the Junior Subordinated Debentures contained in this prospectus.



    Under current United States federal income tax laws, a distribution of the Junior Subordinated Debentures to you upon the dissolution of the Trust would not be a taxable event to you. However, if the Trust is classified for United States federal income tax purposes as an association taxable as a corporation at the time it is dissolved, the distribution of the Junior Subordinated Debentures would be a taxable event to you. In addition, if there is a change in law, a distribution of the Junior Subordinated Debentures upon the dissolution of the Trust could be a taxable event to you.

THE HOLDERS OF THE TRUST PREFERRED SECURITIES AND THE JUNIOR SUBORDINATED DEBENTURES ARE NOT PROTECTED BY COVENANTS IN THE INDENTURE OR THE TRUST AGREEMENT.

    Neither the Indenture, which sets forth the terms of the Junior Subordinated Debentures, nor the Trust Agreement, which sets forth the terms of the Trust Securities, protects holders of Junior Subordinated Debentures, or Trust Preferred Securities, respectively, in the event we experience significant adverse changes in our financial condition or results of operations. In addition, neither the Indenture nor the Trust Agreement limits our ability or the ability of our subsidiaries to incur additional indebtedness, including indebtedness that ranks senior to the Junior Subordinated Debentures and the Guarantee. Therefore, the provisions of these governing instruments should not be considered a significant factor in evaluating whether we will be able to comply with our obligations under the Junior Subordinated Debentures or the Guarantee.

YOU WILL HAVE LIMITED VOTING RIGHTS.

    As a holder of Trust Preferred Securities, you will have limited voting rights. Your voting rights will relate only to the modification of the Trust Preferred Securities and the exercise of the Trust's rights as holder of the Junior Subordinated Debentures. In general, only we can replace or remove any of the Trustees. The property trustee, the administrative trustees and we may amend the Trust Agreement without your consent for certain things, including to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust. You also will have no voting rights on matters submitted to a vote of our stockholders. However, if an event of default under the Trust Agreement occurs and is continuing, the holders of at least a majority in aggregate liquidation amount of the Trust Preferred Securities may replace the property trustee and the Delaware trustee.

POTENTIAL TAX LAW CHANGES COULD REQUIRE US TO REDEEM THE TRUST PREFERRED SECURITIES.


    From time to time, certain tax law changes have been proposed that would deny interest deductions to corporate issuers of debt instruments with terms that include certain of the terms of the Junior Subordinated Debentures. In addition, the Internal Revenue Service ("IRS") has in the past challenged taxpayers' treatment as indebtedness of securities issued with characteristics similar to the Junior Subordinated Debentures. To date, these tax law change proposals have not been enacted and the only known challenge that has advanced as far as litigation was settled short of trial, with resolution favorable to the taxpayer's position. However, if any similar tax law change were enacted or a challenge by the IRS were upheld, that event could give rise to a Tax Event (as defined under "Description of Trust Preferred Securities--Redemption") which could result in an early redemption of the Trust Preferred Securities.


THERE MAY BE NO ACTIVE OR LIQUID MARKET FOR THE TRUST PREFERRED SECURITIES.


    Before this offering, there has been no market for the Trust Preferred Securities. We have applied to have the Trust Preferred Securities quoted on the Nasdaq National Market. We cannot predict whether an active and liquid trading market for the Trust Preferred Securities will develop or whether a continued quotation of the Trust Preferred Securities will be available on the Nasdaq National Market. Although the underwriter has informed the Trust and us that it intends to make a market in the Trust Preferred Securities, the underwriter is not obligated to do so and any such market-making activity may be terminated at any time without notice. Future trading prices of the Trust Preferred Securities will depend on many factors including, among other things, prevailing interest rates, our operating results and financial condition, and the market for similar securities. Our 9.28% cumulative trust preferred securities issued by Trust I in May 1997 are quoted on the Nasdaq National Market under the symbol "INDBP."

                         RISKS RELATING TO OUR COMPANY

CHANGES IN INTEREST RATES COULD REDUCE OUR PROFITABILITY.

    Our ability to make a profit, like that of most financial institutions, substantially depends upon our net interest income, which is the difference between the interest income we earn on our interest-earning assets (such as loans and investment securities) and the interest expense we pay on our interest-bearing liabilities (such as deposits and borrowings). Certain assets and liabilities, however, may react in different degrees to changes in market interest rates. Further, interest rates on some types of assets and liabilities may fluctuate prior to changes in broader market interest rates, while rates on other types may lag behind. Additionally, some of our assets, such as adjustable-rate mortgages, have features, including payment and rate caps, which restrict changes in their interest rates.

    Factors such as inflation, recession, unemployment, money supply, international disorders, instability in domestic and foreign financial markets, and other factors beyond our control may affect interest rates. Changes in market interest rates will also affect the level of voluntary prepayments on our loans and the receipt of payments on our mortgage-backed securities resulting in the receipt of proceeds that may be reinvested at a lower rate than the loan or mortgage-backed security being prepaid. Although we pursue an asset-liability management strategy designed to control our risk from changes in market interest rates, changes in interest rates can still have a material adverse effect on our profitability.

OUR ALLOWANCE FOR LOAN LOSSES MAY BE INADEQUATE TO COVER LOSSES ACTUALLY INCURRED, WHICH COULD AFFECT OUR ABILITY TO MAKE PAYMENTS ON THE JUNIOR SUBORDINATED DEBENTURES.

    We maintain an allowance for loan losses in an amount we believe is sufficient to provide for known and inherent risks in our loan portfolio. If the Bank incurs actual losses on its loans in excess of its allowance for loan losses, it may have insufficient income to extend credit, pay dividends or otherwise supply funds to us. If this occurs, we may be unable to make payments of interest and principal on the Junior Subordinated Debentures, and the Trust may be unable to make payments of interest and principal to you.

A SIGNIFICANT AMOUNT OF OUR LOANS ARE CONCENTRATED IN MASSACHUSETTS, AND ADVERSE CONDITIONS IN MASSACHUSETTS COULD NEGATIVELY IMPACT OUR OPERATIONS.

    Substantially all of the loans we originate are secured by properties located in or are made to businesses which operate in Massachusetts. Because of the current concentration of our loan origination activities in Massachusetts, in the event of adverse economic conditions in Massachusetts, we would likely experience higher rates of loss and delinquency on our loans than if our loans were more geographically diversified. Additionally, our loans may be subject to a greater risk of default than other comparable loans in the event of adverse economic, political or business developments or natural hazards that may affect Massachusetts and the ability of property owners in Massachusetts to make payments of principal and interest on the underlying loans, which could have an adverse effect on our results of operations or financial condition.

COMPETITION WITH OTHER FINANCIAL INSTITUTIONS COULD ADVERSELY AFFECT OUR PROFITABILITY.

    We face substantial competition in originating loans and in attracting deposits. This competition in originating loans comes principally from other banks, other savings institutions, mortgage banking companies, consumer finance companies, insurance companies and other institutional lenders and purchasers of loans. In attracting deposits, we compete with insured depository institutions such as banks, savings institutions and credit unions, as well as institutions offering uninsured investment alternatives including money market funds. These competitors may offer higher interest rates than we do, which could result in either our attracting fewer deposits or in our being required to increase our rates in order to attract deposits. Increased deposit competition could increase our cost of funds and adversely affect our ability to generate the funds necessary for our lending operations, thereby adversely affecting our results of operations. A number of institutions with which we compete have significantly greater assets, capital and other resources. In addition, many of our competitors are not subject to the same extensive federal regulation that governs our business. As a result, many of our competitors have advantages over us in conducting certain businesses and providing certain services.

OUR FUTURE PROFITS WILL BE AFFECTED BY OUR ABILITY TO SUCCESSFULLY INTEGRATE THE NEW BRANCHES TO BE ACQUIRED FROM FLEET FINANCIAL GROUP, INC.


    We have agreed, subject to regulatory approval, to acquire 12 branches, two of which are located in Brockton, Massachusetts, which is within our primary market area, and ten of which are located on Cape Cod, Massachusetts in Barnstable County, a market contiguous to where we presently operate. In connection with the acquisition, we will acquire approximately $269 million of deposits and $150 million of commercial and consumer loans. Our future profits will be affected by our ability to retain the acquired deposits, to generate revenues from the new branch locations as well as the loans we are acquiring, to manage the costs associated with the acquired branch offices and to otherwise successfully integrate the new branches into our operations.


CHANGES IN STATUTES AND REGULATIONS COULD ADVERSELY AFFECT US.

    We are subject to extensive regulation and supervision by federal and state authorities. Such supervision and regulation establish a comprehensive framework of activities in which an institution may engage, and are intended primarily for the protection of the federal deposit insurance fund and the Bank's depositors. This regulatory structure also provides our regulators with significant discretion in the performance of their supervisory and enforcement duties. Any change in such regulation, whether by our regulators or as a result of legislation subsequently enacted by the Congress of the United States, could have a substantial impact on the Bank and its operations. Additional legislation and regulations may be enacted or adopted in the future that could significantly affect our powers, authority and operations, which could have a material adverse effect on our operations.

                      RATIOS OF EARNINGS TO FIXED CHARGES

    The following table sets forth our consolidated ratios of earnings to fixed charges for the respective periods indicated.

                                                  NINE MONTHS
                                                     ENDED                        YEARS ENDED DECEMBER 31,
                                                 SEPTEMBER 30,    --------------------------------------------------------
                                                     1999           1998        1997        1996        1995        1994
                                                 -------------    --------    --------    --------    --------    --------
Ratios of earnings to fixed charges:
Including interest on deposits.................      1.47x         1.48x       1.51x       1.54x       1.51x       1.43x
Excluding interest on deposits.................      2.18x         2.27x       3.02x       4.26x       5.00x       5.66x

    For purposes of computing the ratios of earnings to fixed charges, earnings represent income before extraordinary items and cumulative effect of changes in accounting principles plus applicable income taxes and fixed charges. Fixed charges includes gross interest expense (exclusive of interest on deposits in one case and inclusive of such interest in the other) and one-third of rent expenses which approximates the interest expense of such charges.

                                USE OF PROCEEDS

    All of the proceeds from the sale of the Trust Preferred Securities together with proceeds of the Common Securities will be invested by the Trust in the Junior Subordinated Debentures to be issued by us. We intend to use the estimated net proceeds from the sale of the Junior Subordinated Debentures of
approximately $               million ($   million if the underwriter's
over-allotment option is exercised in full) for general corporate purposes, including capital contributions to the Bank, and for working capital. To the extent that the previously announced branch acquisition transaction with Fleet Financial Group, Inc. is completed, the offering will ensure that the Bank will continue to be "well capitalized" following consummation of the transaction. See "Summary--Our Company." Initially, the net proceeds may be used to make short-term investments.

                                 CAPITALIZATION

    The following table sets forth our unaudited consolidated capitalization as of September 30, 1999 and such capitalization as adjusted, to reflect the sale of the Trust Preferred Securities, the issuance of the Junior Subordinated Debentures and the application of the estimated net proceeds as described in "Use of Proceeds." You should also read the more detailed information included or incorporated by reference in this prospectus, including the financial statements and related notes.


                                                                 SEPTEMBER 30, 1999
                                                              ------------------------
                                                                ACTUAL     AS ADJUSTED
                                                              ----------   -----------
                                                               (DOLLARS IN THOUSANDS)
Company-obligated mandatorily redeemable 9.28% trust
  preferred securities of Independent Capital Trust I due
  May 19, 2027..............................................  $   28,750     $28,750
Company-obligated mandatorily redeemable    % trust
  preferred securities of Independent Capital Trust II due
        , 2030(1)...........................................          --
                                                              ----------     -------

Stockholders' equity:
  Preferred stock, $0.01 par share, 1,000,000 shares
    authorized; none issued.................................          --          --
  Common stock, par value $0.01, 30,000,000 shares
    authorized, 14,863,821 shares issued....................         149         149
  Surplus...................................................      45,024      45,024
  Retained earnings.........................................      64,329      64,329
  Treasury stock, 854,893 shares............................     (11,628)    (11,628)
  Transitional unrealized loss on common stock shares held
    in rabbi trust..........................................      (1,312)     (1,312)
  Accumulated other comprehensive income....................      (2,476)     (2,476)
                                                              ----------     -------
Total stockholders' equity..................................  $   94,086     $94,086
                                                              ----------     -------
Total liabilities, minority interest in subsidiaries and
  stockholders' equity......................................  $1,565,400     $
                                                              ==========     =======


------------------------


(1) The sole assets of the Trust, which is our subsidiary, will be the Junior
    Subordinated Debentures which will mature on             , 2030. We will own
    all of the Common Securities issued by the Trust.

                          INDEPENDENT CAPITAL TRUST II

    The Trust is a statutory business trust formed under Delaware law upon the filing of a certificate of trust with the Delaware Secretary of State. The Trust will be governed by the terms of the Amended and Restated Declaration of Trust of the Trust (the "Trust Agreement") which will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities,
(ii) using the proceeds from the sale of Trust Securities to acquire the Junior Subordinated Debentures and (iii) engaging in other activities that are incidental or necessary to these purposes. The Junior Subordinated Debentures will be the sole assets of the Trust, and, accordingly, payments under the Junior Subordinated Debentures will be the sole revenues of the Trust.


    All of the Common Securities will be owned by us. We will acquire Common Securities with a $25 liquidation amount, equal to at least 3% of the total capital of the Trust. While the Common Securities will have terms equal in priority of payment with the Trust Preferred Securities, if we default on the Junior Subordinated Debentures, then cash distributions and liquidation, redemption and other amounts payable on the Common Securities will be subordinated to the Trust Preferred Securities in priority of payment.


    The Trust has a term of approximately 31 years, but may be dissolved earlier as provided in the Trust Agreement. The Trust's business and affairs are conducted by the Issuer Trustees, who are appointed by us as holder of the Common Securities. The trustees for the Trust will be The Bank of New York, as the Property Trustee (the "Property Trustee"), The Bank of New York (Delaware), as the Delaware Trustee (the "Delaware Trustee") and three Administrative Trustees who are our officers (each, an "Administrative Trustee" and collectively, the "Administrative Trustees"). The Property Trustee, the Delaware Trustee and the Administrative Trustees are collectively referred to as the "Issuer Trustees" in this prospectus. The Property Trustee will act as sole indenture trustee under the Trust Agreement. The Bank of New York will also act as trustee under the Guarantee and the Indenture. The duties and obligations of each Issuer Trustee are governed by the Trust Agreement. The holder of the Common Securities of the Trust or, if an event of default under the Trust Agreement has occurred and is continuing, the holders of not less than a majority in liquidation amount of the Trust Preferred Securities, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Trust Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, whose voting rights will be vested exclusively in the holder of the Common Securities.

    We will pay all fees, expenses, debts and obligations related to the Trust and the offering of the Trust Preferred Securities and will pay, directly or indirectly, all ongoing costs and expenses of the Trust, except the Trust's obligations with respect to the Trust Preferred Securities and the Common Securities.

    For financial reporting purposes, the Trust will be treated as our subsidiary and, accordingly, the accounts of the Trust will be included in our Consolidated Financial Statements. We will present the Trust Preferred Securities as a separate line item in our consolidated Statement of Financial Condition entitled "Company-Obligated Mandatorily Redeemable Trust Preferred Securities of Subsidiary Trust Holding Solely Junior Subordinated Debentures of the Company" and we will include appropriate disclosures about the Trust Preferred Securities, the Guarantee and the Junior Subordinated Debentures in the notes to our Consolidated Financial Statements. For financial reporting purposes, we will record distributions payable on the Trust Preferred Securities as "minority interest income of subsidiaries" in our Consolidated Statements of Operations. We treat the 9.28% trust preferred securities issued by Trust I in May 1997 and the related junior subordinated debentures in the same manner.

                   DESCRIPTION OF TRUST PREFERRED SECURITIES

    This summary of certain provisions of the Trust Preferred Securities, the Common Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The Trust Agreement will be qualified under the Trust Indenture Act. The Property Trustee will act as the indenture trustee (the "Debenture Trustee") for purposes of complying with the Trust Indenture Act.

GENERAL

    The Administrative Trustees will issue the Trust Preferred Securities on behalf of the Trust pursuant to the terms of the Trust Agreement. We will own all of the Common Securities. The Trust Preferred Securities will represent preferred undivided beneficial interests in the assets of the Trust and the holders of the Trust Preferred Securities will be entitled to a preference in certain circumstances with respect to Distributions (as defined below) and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Trust Agreement. The Trust Agreement prohibits the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust.

    The Trust Preferred Securities will rank equal in priority of payment, and payments will be made thereon PRO RATA with the Common Securities except under certain circumstances. See "--Subordination of Common Securities." Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The Guarantee will not guarantee payment of Distributions or amounts payable on redemption of the Trust Preferred Securities or liquidation of the Trust when the Trust does not have funds on hand legally available for such payments.

DISTRIBUTIONS


    PAYMENT OF DISTRIBUTIONS.  Distributions on each Trust Preferred Security
will be cumulative, will accrue from             , 2000 and will be payable
quarterly in arrears on March 31, June 30, September 30 and December 31 of each
year, commencing       , 2000, at the annual rate of   % of the stated
liquidation amount of $25 per Trust Preferred Security ("Distributions"). The
initial Distribution will equal $               for each Trust Preferred
Security. Subsequent Distributions will equal $               for each Trust
Preferred Security. Distributions in arrears for more than one quarter will (to
the extent permitted by law) accrue interest at the rate per annum of       %
thereof compounded quarterly. Distributions shall be made to the holders of the Trust Preferred Securities on the relevant record date, which for so long as the Trust Preferred Securities remain in book-entry form, will be one Business Day prior to the relevant Distribution Date (as defined below) and, in the event the Trust Preferred Securities are not in book-entry form, will be the fifteenth day of the month in which the relevant Distribution Date occurs. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar quarter, on the basis of the actual number of days elapsed in the quarter based on 30-day months. In the event that any date on which Distributions are payable on the Trust Preferred Securities is not a Business Day (as defined below), payment of the Distribution payable will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), except that if the next succeeding Business Day falls in the next succeeding calendar year, the payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York, New York or Rockland, Massachusetts are authorized or required by law or executive order to close.



    DEFERRAL PERIOD. So long as no Debenture Event of Default shall have occurred and be continuing, we will have the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive calendar quarters with respect to each deferral period (each, a "Deferral Period"), provided that no Deferral Period shall end on a date other than an Interest Payment Date (as
defined herein) or extend beyond       , 2030, which is the "Stated Maturity
Date." Upon any such election, quarterly Distributions on the Trust Preferred Securities will be deferred by the Trust during such Deferral Period. Distributions to which holders of the Trust Preferred Securities are entitled during any such Deferral Period will accumulate additional Distributions thereon
at the rate per annum of   % thereof, compounded quarterly from the relevant
Distribution Date. The term "Distributions," as used herein, includes any such additional Distributions.


    Prior to the termination of any Deferral Period, we may further extend the Deferral Period, provided that an extension will only be permitted under the Trust Agreement to the extent that the Deferral Period, together with all other extensions occurring both before and after such extension, does not exceed 20 consecutive calendar quarters, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon the termination of any such Deferral Period and the payment of all amounts then due on any Interest Payment Date, we may elect to begin a new Deferral Period, subject to the above requirements. No interest shall be due and payable during a Deferral Period, except at the end of the period. If Distributions are deferred, the deferred Distributions and accrued interest will be paid to holders of the Trust Preferred Securities as they appear on the books and records of the Trust on the record date for Distributions due at the end of the Deferral Period. We must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of our election of any such Deferral Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Preferred Securities would have been payable except for the election to begin such Deferral Period and (ii) the date the Administrative Trustees are required to give notice to any securities exchange or automated quotation system or to holders of such Trust Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that we may elect to begin a Deferral Period.

    During any such Deferral Period, we may not

    - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock;

    - make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of our debt securities (including any other debentures related to other trust preferred securities ("Other Debentures")) that rank equal with or junior in right of payment to the Junior Subordinated Debentures; or

    - make any guarantee payments with respect to any guarantee made by us of the debt securities of any of our subsidiaries (including other guarantees of trust preferred securities) if such guarantee ranks equal with or junior in right of payment to the Junior Subordinated Debentures.


    However, we will not be in violation of the Indenture if, during the Deferral Period, we:


    - declare or pay dividends or make distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, our common stock;

    - declare a dividend in connection with the implementation of a stockholders' rights plan, or issue stock under any such plan in the future, or redeem or repurchase of any such rights pursuant to any such plan;

    - make payments under the Guarantee;

    - purchase any fractional shares as a result of a reclassification of our capital stock;

    - purchase any fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged therefor; or

    - purchase common stock as a result of the issuance of common stock or rights under any of our benefit plans for directors, officers or employees or any of our dividend reinvestment plans.

    We do not currently intend to exercise our option to defer payments of interest on the Junior Subordinated Debentures.

    SOURCE OF DISTRIBUTION. The Trust's funds available for distribution to holders of the Trust Preferred Securities will be limited to payments under the Junior Subordinated Debentures. If we do not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Trust Preferred Securities. The payment of Distributions (if and to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be guaranteed by us on a limited basis.

REDEMPTION


    MANDATORY REDEMPTION OF THE TRUST PREFERRED SECURITIES. Upon the repayment or redemption at any time, in whole or in part, of any Junior Subordinated Debentures, the proceeds from such repayment or redemption will be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at a redemption price equal to $25 per Trust Preferred Security plus any accrued and unpaid Distributions thereon to the Redemption Date. If less than all of the Junior Subordinated Debentures are to be prepaid on a Redemption Date, then the proceeds of such prepayment will be allocated PRO RATA to the Preferred and Common Trust Securities, as described below.



    OPTIONAL REDEMPTION OF THE JUNIOR SUBORDINATED DEBENTURES.  On or after
      , 2002, we will have the right to redeem the Junior Subordinated Debentures in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption. We would redeem the Junior Subordinated Debentures upon not less than 30 nor more than 60 days written notice, in each case subject to receipt of prior approval if it is then required under applicable regulatory requirements. If we redeem the Junior Subordinated Debentures, the Trust Securities will be redeemed as described in the preceding paragraph.


    SPECIAL EVENT OR DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES. If a Special Event (as defined below) occurs and is continuing, we will have the right upon not less than 30 nor more than 60 days written notice to redeem the Junior Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of the Trust Securities in whole (but not in part) at the redemption price within 90 days following the occurrence of such Special Event, in each case subject to receipt of prior approval if it is then required under applicable regulatory requirements. If a Special Event has occurred and is continuing and we do not elect to redeem the Junior Subordinated Debentures (and thereby cause a mandatory redemption of the Trust Securities) or to dissolve the Trust and, after satisfaction of creditors as required by applicable law, cause the Junior Subordinated Debentures to be distributed to holders of the Trust Securities, the Trust Securities will remain outstanding and Additional Sums (as defined below) may be payable on the Junior Subordinated Debentures.

    DEFINITIONS. The terms described in the preceding paragraph have the following meanings:

    "Additional Sums" means the additional amounts as may be necessary to be paid by us with respect to the Junior Subordinated Debentures in order that the amount of Distributions then due and payable by the Trust on the outstanding Trust Securities will not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject.

    An "Investment Company Event" means the receipt by us of an opinion of counsel experienced in such matters to the effect that, as a result of any change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940 (the "Investment Company Act"), which change becomes effective on or after the original issuance of the Trust Preferred Securities.

    "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to that portion of the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Trust Preferred Securities based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the redemption price of such Trust Securities, and (ii) with respect to a distribution of Junior Subordinated Debentures to holders of Trust Securities in connection with a dissolution or liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holders to whom such Junior Subordinated Debentures are distributed.


    "Liquidation Amount" means the stated amount of $25 per Trust Security.


    A "Regulatory Capital Event" means that we shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations of the United States or any rules, guidelines or policies of applicable regulatory agencies or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of the Trust Agreement, there is more than an insubstantial risk that the Trust Preferred Securities do not constitute, or within 90 days of the date thereof, will not constitute, Tier 1 Capital (or its then equivalent) for purposes of the capital adequacy guidelines of the Board of Governors of the Federal Reserve (or any successor regulatory authority with jurisdiction over bank holding companies), or any capital adequacy guidelines as then in effect and applicable to us. The distribution of the Junior Subordinated Debentures in connection with the dissolution of the Trust by us will not in and of itself constitute a Regulatory Capital Event.

    A "Special Event" means a Tax Event, an Investment Company Event or a Regulatory Capital Event, as the case may be.

    A "Tax Event" means the receipt by us and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations of the United States or of any political subdivision or taxing authority, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of the Trust Agreement, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior

Subordinated Debentures, (ii) interest payable by us on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by us, in whole or in part, for United States federal income tax purposes or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a minor amount of other taxes, duties or other governmental charges.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

    We will have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. This right is subject to (i) our having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Trust Preferred Securities and (ii) prior approval by the applicable regulatory authorities if it is then required under applicable regulatory requirements.

    After the date is fixed for any distribution of Junior Subordinated Debentures to holders of the Trust Securities, (i) the Trust Securities will no longer be deemed to be outstanding, (ii) The Depository Trust Company ("DTC" or "Depositary") or its nominee will receive, in respect of each registered global certificate, if any, representing Trust Securities held by it, a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Trust Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Securities with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to the accumulated and unpaid Distributions on, such Trust Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon we will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.

    We can give no assurance as to the market prices for the Trust Preferred Securities, or the Junior Subordinated Debentures that may be distributed in exchange for the Trust Securities, if a dissolution and liquidation of the Trust were to occur. Accordingly, the Trust Preferred Securities that you may purchase, or the Junior Subordinated Debentures that you may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that you paid to purchase the Trust Preferred Securities.

    If the Junior Subordinated Debentures are distributed to the holders of Trust Preferred Securities, we will use our best efforts to list the Junior Subordinated Debentures on a national securities exchange or comparable automated quotation system.

REDEMPTION PROCEDURES

    If applicable, Trust Securities will be redeemed at the redemption price with the proceeds from the contemporaneous repayment or redemption of the Junior Subordinated Debentures. Any redemption of Trust Securities will be made and the redemption price shall be payable on the Redemption Date only to the extent that the Trust has funds legally available for the payment of such redemption price.

    The Trust may not redeem fewer than all of the outstanding Trust Preferred Securities unless all accrued and unpaid Distributions have been paid on all Trust Preferred Securities for all quarterly Distribution periods terminating on or prior to the date of redemption. If a partial redemption of the Trust Preferred Securities would result in the delisting of the Trust Preferred Securities by a national securities exchange or other organization on which the Trust Preferred Securities are listed, then, pursuant to the Indenture, we may only redeem the Junior Subordinated Debentures in whole and, as a result, the Trust may only redeem the Trust Preferred Securities in whole.

    If the Trust gives a notice of redemption in respect of the Trust Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the Redemption Date, to the extent that we have deposited with the Property Trustee by 10:00 a.m., New York City time, funds sufficient to pay the redemption price with respect to the Trust Preferred Securities held by DTC or its nominees, the Property Trustee will deposit or cause the Paying Agent (as defined herein) to deposit irrevocably with DTC funds sufficient to pay the redemption price and will give DTC or its nominees irrevocable instructions and authority to pay the redemption price to the holders of such Trust Preferred Securities. See "Book-Entry Issuance." If such Trust Preferred Securities are no longer in book-entry form, the Property Trustee, to the extent we have deposited with the Property Trustee funds sufficient to pay the redemption price, will irrevocably deposit with the Paying Agent for such Trust Preferred Securities funds sufficient to pay the aggregate redemption price and will give such Paying Agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such Trust Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Trust Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Trust Preferred Securities called for redemption will cease, except the right of the holders of such Trust Preferred Securities to receive the redemption price, but without interest on such redemption price and such Trust Preferred Securities will cease to be outstanding. In the event that any Redemption Date of Trust Preferred Securities is not a Business Day, then the redemption price payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such next succeeding Business Day falls in the next calendar year, such payment shall be made on the immediately preceding Business Day. In the event that we fail to repay the Junior Subordinated Debentures on maturity or payment of the redemption price is improperly withheld or refused and not paid either by the Trust or by us pursuant to the Guarantee as described under "Description of Guarantee," (i) Distributions on Trust Preferred Securities will continue to accrue at the then applicable rate from the Redemption Date originally established by the Trust to the date such redemption price is actually paid and (ii) the actual payment date will be the Redemption Date for purposes of calculating the redemption price.

    Subject to the Trust Agreement and applicable law (including, without limitation, United States federal securities law), we or our subsidiaries may at any time and from time to time purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement.

    Payment of the redemption price on the Trust Preferred Securities and any distribution of Junior Subordinated Debentures to holders of Trust Preferred Securities will be made on the Redemption Date.


    If less than all of the Trust Securities issued by the Trust are to be redeemed on a Redemption Date, then the aggregate redemption price for such Trust Securities to be redeemed will be allocated PRO RATA to the Trust Preferred Securities and Common Securities based upon the relative Liquidation Amounts of the Trust Securities or such other method as the Trustee shall deem appropriate, not more than 60 days prior to the date fixed for redemption. The particular Trust Preferred Securities to be redeemed will be selected by the Property Trustee from the outstanding Trust Preferred Securities not previously called for redemption, by such method as the Property Trustee deems fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple thereof) of the Liquidation Amount of Trust Preferred Securities. The Property Trustee will promptly notify the security registrar in writing of the Trust Preferred Securities selected for redemption and, in the case of any Trust Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Trust Preferred Securities shall relate to the portion of the aggregate Liquidation Amount of Trust Preferred Securities which has been or is to be redeemed.


    Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of Trust Securities at its registered address. Unless we default in payment of the redemption price on, or in the repayment of, the Junior Subordinated Debentures, on and after the Redemption Date, Distributions will cease to accrue on the Trust Securities called for redemption.

SUBORDINATION OF COMMON SECURITIES

    Payment of Distributions on, and the redemption price of, the Trust Securities, as applicable, shall be made PRO RATA based on the Liquidation Amount of the Trust Securities. However, if on any Distribution Date or Redemption Date a Debenture Event of Default (as described in "Description of Junior Subordinated Debentures--Debenture Events of Default") shall have occurred and be continuing, no payment of any Distribution on, or applicable redemption price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, will be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Trust Preferred Securities for all Distribution periods terminating on or prior to the Debenture Event of Default, or in the case of payment of the redemption price, the full amount of such redemption price shall have been made or provided for, and all funds available to the Property Trustee will first be applied to the payment in full in cash of all Distributions on, or redemption price of, the Trust Preferred Securities then due and payable.

    In the case of any Event of Default under the Trust Agreement relating to a Debenture Event of Default (as described in "--Events of Default; Notice"), as holder of the Common Securities, we will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default has been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of the Trust Preferred Securities and not on behalf of us as holder of the Common Securities, and only the holders of the Trust Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

    We will have the right at any time to dissolve the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Preferred Securities. Our right is subject to (i) our having received an opinion of an independent tax counsel experienced in such matters to the effect that such distribution will not be a taxable event to holders of Trust Preferred Securities for United States federal income tax purposes, and (ii) our having received prior approval if it is then required under applicable regulatory requirements. See "--Distribution of Junior Subordinated Debentures."

    In addition, the Trust will automatically dissolve upon the first to occur of: (i) certain events of our bankruptcy, dissolution or liquidation; (ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities, if we have given written direction to the Property Trustee to dissolve the Trust (which direction is optional and, except as described above, wholly within our discretion); (iii) redemption of all of the Trust Securities; (iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

    If a dissolution occurs as described in clause (i), (ii), (iv), or
(v) above, the Trust will be liquidated by the Administrative Trustees as expeditiously as the Administrative Trustees determine to be possible by distributing to the holders of the Trust Securities, after satisfaction of liabilities to creditors of the Trust, a Like Amount of the Junior Subordinated Debentures. However, if such a distribution is determined by the Property Trustee not to be practicable, the holders will be entitled to receive out of the assets of the Trust legally available for distribution, after satisfaction of liabilities to creditors of the Trust, an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets on hand legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Securities shall be paid on a PRO RATA basis. However, if a Debenture Event of Default has occurred and is continuing, the Trust Preferred Securities will have a priority over the Common Securities. See "--Subordination of Common Securities."

    If we elect not to redeem the Junior Subordinated Debentures prior to maturity in accordance with their terms and either elect not to or are unable to liquidate the Trust and distribute the Junior Subordinated Debentures to holders of the Trust Securities, the Trust Securities will remain outstanding until the repayment of the Junior Subordinated Debentures on the Stated Maturity Date.


    If we elect to dissolve the Trust and thereby cause the Junior Subordinated Debentures to be distributed to holders of the Trust Preferred Securities in liquidation of the Trust, we shall continue to have the right to redeem the Junior Subordinated Debentures prior to their stated maturity, subject to certain conditions.


EVENTS OF DEFAULT; NOTICE

    Any one of the following events that has occurred and is continuing constitutes an "Event of Default" under the Trust Agreement (an "Event of Default") with respect to the Trust Preferred Securities, regardless of the reason for such Event of Default and whether it occurs voluntary or involuntary or by operation of law or pursuant to any order, rule or regulation:

    - the occurrence of a Debenture Event of Default (see "Description of Junior Subordinated Debentures--Debenture Events of Default");

    - default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days;

    - default by the Trust in the payment of the redemption price of any Trust Security when it becomes due and payable;

    - default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Trust Agreement (other than a default or breach in the performance of a covenant or warranty which is addressed in the second or third clause above), and continuation of the default or breach, for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Trust Preferred Securities, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a "Notice of Default" under the Trust Agreement; or

    - the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by us to appoint a successor Property Trustee within 60 days of the event.

    Within 90 days after the occurrence of any Event of Default known to the Property Trustee, the Property Trustee will transmit notice of the Event of Default to the holders of the Trust Preferred Securities, the Administrative Trustees and us, unless the Event of Default has been cured or waived.

We and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not we or they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.


    If a Debenture Event of Default has occurred and is continuing, the Trust Preferred Securities will have a preference over the Common Securities. See "--Subordination of Common Securities" and "--Liquidation Distribution Upon Default." Upon a Debenture Event of Default, unless the principal of all the Junior Subordinated Debentures has already become due and payable, either the Debenture Trustee or the holders of not less than 25% in aggregate principal amount of the Junior Subordinated Debentures then outstanding may declare all of the Junior Subordinated Debentures to be due and payable immediately by giving notice in writing to us (and to the Property Trustee, if notice is given by holders of the Junior Subordinated Debentures). If the Debenture Trustee or the holders of the Junior Subordinated Debentures fail to declare the principal of all of the Junior Subordinated Debentures due and payable upon a Debenture Event of Default, the holders of at least 25% in Liquidation Amount of the Trust Preferred Securities then outstanding will have the right to declare the Junior Subordinated Debentures immediately due and payable. In either event, payment of principal and interest on the Junior Subordinated Debentures will remain subordinated to the extent provided in the Indenture. In addition, holders of the Trust Preferred Securities have the right in certain circumstances to bring a direct action against us ("Direct Action"). See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Trust Preferred Securities."


REMOVAL OF ISSUER TRUSTEES

    Unless a Debenture Event of Default has occurred and is continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed by the holders of a majority in Liquidation Amount of the outstanding Trust Preferred Securities. In no event will the holders of the Trust Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in us, as the holder of the Common Securities. No resignation or removal of an Issuer Trustee (other than an Administrative Trustee) and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

    Unless an Event of Default has occurred and is continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any property of the Trust may at the time be located, we, as the holder of the Common Securities, and the Administrative Trustees shall have the right to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such property, or to act as separate trustee of any such property, in either case, with such powers as may be provided in the instrument of appointment, and to vest in the person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone will have power to make the appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

    Any Person into which the Property Trustee or the Delaware Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Issuer Trustee is a party, or any Person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, will be the successor of such Issuer Trustee under the Trust Agreement, provided the Person shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

    The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other Person, except as described below or as otherwise described under "--Distribution of Junior Subordinated Debentures." The Trust may, at our request, with the consent of the Administrative Trustees but without the consent of the holders of the Trust Preferred Securities, the Property Trustee or the Delaware Trustee, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized under the laws of any State; provided, that (i) the successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (b) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities rank in priority with respect to Distributions and payments upon liquidation, redemption and otherwise, (ii) we expressly appoint a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the Junior Subordinated Debentures, (iii) the Trust Preferred Securities or the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Trust Preferred Securities are then listed or quoted, if any, (iv) if the Trust Preferred Securities (including any Successor Securities) are rated by any nationally recognized statistical rating organization prior to the transaction, the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Trust Securities (including any Successor Securities) or, if the Junior Subordinated Debentures are so rated, the Junior Subordinated Debentures, to be downgraded by any such nationally recognized statistical rating organization, (v) the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities), (vi) the successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to the Trust experienced in such matters to the effect that
(a) the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than any dilution of such holders' interests in the new entity), (b) following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act, and (c) the Trust will continue to be, or the successor entity will be, classified as a grantor trust for federal income tax purposes, (viii) we or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and
(ix) the Property Trustee is given an officer's certificate and an opinion of counsel each to the effect that all conditions precedent in the Trust Agreement to the transactions have been satisfied. Notwithstanding the foregoing, the Trust will not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes or each holder of the Trust Securities not to be treated as owning an undivided interest in the Junior Subordinated Debentures.

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

    Except as provided below and under "--Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "Description of Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Trust Preferred Securities will have no voting rights.


    The Trust Agreement may be amended from time to time by us, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an investment company under the Investment Company Act. However, the amendment to the Trust Agreement under these circumstances may not adversely affect the interests of the holders of the Trust Securities. Any amendments of the Trust Agreement under these circumstances will become effective when notice is given to the holders of the Trust Securities. The Trust Agreement may be amended by the Administrative Trustees, the Property Trustee and us (i) with the consent of holders representing a majority (based upon Liquidation Amount) of the outstanding Trust Securities and (ii) upon receipt by the Issuer Trustees of an opinion of counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an investment company under the Investment Company Act. However, without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or reduce the amount payable on redemption thereof or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any payment on or after the specified date. Notwithstanding the foregoing, no amendments or modification may be made to the Trust Agreement if such amendment or modification would (i) cause the Trust to be classified as other than a grantor trust for United States federal income tax purposes, (ii) reduce or otherwise adversely affect the powers of the Property Trustee in contravention of the Trust Indenture Act or (iii) cause a Special Event.



    So long as any Junior Subordinated Debentures are held by the Property Trustee, subject to the requirement of the Property Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in Liquidation Amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or direct the exercise of any trust or power conferred on the Debenture Trustee with respect to the Junior Subordinated Debentures, waive any past defaults under the Indenture that are waivable under the Indenture, exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Junior Subordinated Debentures, or consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where the consent will be required. However, where a consent under the Indenture would require the consent of each affected holder of Junior Subordinated Debentures, no consent may be given by the Property Trustee without the prior approval of each holder of the Trust Preferred Securities. The Issuer Trustees will not revoke any action previously authorized or approved by a vote of the holders of the Trust Preferred Securities except by subsequent vote of those holders. The Property Trustee will notify each holder of Trust Preferred Securities within 90 days of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Trust Preferred Securities prior to taking any of the foregoing actions, the Issuer Trustees will obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.


    Any required approval of holders of Trust Preferred Securities may be given at a meeting of the holders convened for that purpose or pursuant to written consent without prior notice. The Administrative Trustees will cause a notice of any meeting at which holders of Trust Preferred Securities are entitled to vote to be given to each holder of record of Trust Preferred Securities in the manner set forth in the Trust Agreement.

    No vote or consent of the holders of Trust Preferred Securities will be required for the Trust to redeem and cancel the Trust Preferred Securities in accordance with the Trust Agreement.

    Notwithstanding that holders of the Trust Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Trust Preferred Securities that are owned by us, the Trustees or any affiliate of us or any Trustees, will, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL TRUST PREFERRED SECURITIES


    The Trust Preferred Securities will be represented by one or more global certificates (a "Global Trust Preferred Security") registered in the name of DTC or its nominee (the "Depositary"). Beneficial interests in the Trust Preferred Securities will be shown on, and transfer thereof will be effected only through, records maintained by persons that have accounts with such Depositary ("Participants"). Except as described below, Trust Preferred Securities in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance."



    A global security will be exchangeable for Trust Preferred Securities registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies us that it is unwilling or unable to continue as a depositary for the global security and no successor depositary shall have been appointed within 90 days, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered to act as such depositary, (ii) the Trust in its sole discretion determines that the global security may be so exchangeable, or
(iii) there shall have occurred and be continuing an Event of Default under the Indenture. Any global security that is exchangeable as described in the preceding sentence will be exchangeable for definitive certificates registered in the names as the Depositary shall direct. We expect that the instructions will be based upon directions received by the Depositary with respect to ownership of beneficial interests in the global security. In the event that Trust Preferred Securities are issued in definitive form, the Trust Preferred Securities will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.


    Unless and until it is exchanged in whole or in part for individual Trust Preferred Securities, a Global Trust Preferred Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of the successor.

    Payments on Trust Preferred Securities represented by a global security will be made to the Depositary, as the depositary for the Trust Preferred Securities. In the event the Trust Preferred Securities are issued in definitive form, Distributions will be payable, the transfer of the Trust Preferred Securities will be registrable, and Trust Preferred Securities will be exchangeable for Trust Preferred Securities of other denominations of a like aggregate Liquidation Amount, at the corporate trust office of the Property Trustee, or at the offices of any paying agent or transfer agent appointed by the

Administrative Trustees by check mailed to the address of the persons entitled thereto or by wire transfer. For a description of the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other manners, See "Book-Entry Issuance."

    Upon the issuance of a Global Trust Preferred Security, and the deposit of the Global Trust Preferred Security with or on behalf of the Depositary, the Depositary for the Global Trust Preferred Security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate Liquidation Amounts of the individual Trust Preferred Securities represented by the Global Trust Preferred Securities to the accounts of Participants. These accounts will be designated by the dealers, underwriters or agents with respect to the Trust Preferred Securities. Ownership of beneficial interests in a Global Trust Preferred Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in the Global Trust Preferred Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interest in a Global Trust Preferred Security.

    So long as the Depositary for a Global Trust Preferred Security, or its nominee, is the registered owner of the Global Trust Preferred Security, the Depositary or the nominee, as the case may be, will be considered the sole owner or holder of the Trust Preferred Securities represented by the Global Trust Preferred Security for all purposes under the Trust Agreement governing such Trust Preferred Securities. Except as provided below, owners of beneficial interest in a Global Trust Preferred Security will not be entitled to have any of the individual Trust Preferred Securities represented by such Global Trust Preferred Security registered in their names, will not receive or be entitled to receive physical delivery of any such Trust Preferred Securities in definitive form and will not be considered the owners or holders under the Trust Agreement.

    Neither the Property Trustee, any Paying Agent (as defined below), the Securities Registrar (as defined below) for the Trust Preferred Securities nor we will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Trust Preferred Security representing the Trust Preferred Securities or for maintaining supervising or reviewing any records relating to the beneficial ownership interests.

    We expect that the Depositary for Trust Preferred Securities or its nominee, upon receipt of any payment of the Liquidation Amount or Distributions in respect of a permanent Global Trust Preferred Security, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of such Global Trust Preferred Security as shown on the records of such Depositary or its nominee. We also expect that payments by Participants to owners of beneficial interests in such Global Trust Preferred Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of such Participants.


    If the Depositary for the Trust Preferred Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, the Trust will issue individual Trust Preferred Securities in exchange for the Global Trust Preferred Security. In addition, the Trust may at any time and in its sole discretion, subject to any limitations described herein relating to the Trust Preferred Securities, determine not to have any Trust Preferred Securities represented by one or more Global Trust Preferred Securities and, in that event, will issue individual Trust Preferred Securities in exchange for the Global Trust Preferred Security. In any such instance, an owner of a beneficial interest in a Global Trust Preferred Security will be entitled to physical delivery of individual Trust Preferred Securities represented by the Global Trust Preferred Security equal in Liquidation Amount to the beneficial interest and to have the Trust Preferred Securities registered in its name. Individual Trust Preferred Securities so issued will be issued in denominations, unless otherwise specified by us, of $25 and integral multiples thereof.


PAYMENT AND PAYING AGENCY

    Payments on the Trust Preferred Securities held in global form will be made to the Depositary, which will credit the relevant accounts at the Depositary on the applicable Distribution Dates. Payments on the Trust Preferred Securities that are not held by the Depositary will be made by check mailed to the address of the holder entitled thereto as the address which appears on the register. The paying agent (the "Paying Agent") will initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and us. The Paying Agent will be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees. In the event that the Property Trustee will no longer be the Paying Agent, the Administrative Trustees will appoint a successor (which will be a bank or trust company acceptable to the Administrative Trustees and us) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

    The Property Trustee will initially act as registrar and transfer agent for the Trust Preferred Securities (the "Securities Registrar"). Registration of transfers of the Trust Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Trust Preferred Securities after they have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE


    The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only the duties as are specifically set forth in the Trust Agreement and, during the existence of an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Securities unless it is offered reasonable indemnity or security against the costs, expenses and liabilities that might be incurred. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Trust Securities are entitled under the Trust Agreement to vote, then the Property Trustee may take the action as is directed by the holders of the Trust Securities, and, if not so directed, may take action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct. The Property Trustee also serves as the property trustee, guarantee trustee and the indenture trustee with respect to the 9.28% trust preferred securities issued by Trust I in May 1997 and the related junior subordinated debentures due May 19, 2027.


MISCELLANEOUS

    The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an investment company required to be registered under the Investment Company Act or classified as other than a grantor trust for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated by us as indebtedness for United States federal income tax purposes. In this connection, we and the

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Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that we and the Administrative Trustees determine in our discretion to be necessary or desirable for these purposes, as long as the action does not adversely affect the interests of the holders of the Trust Securities or vary the terms thereof. The Administrative Trustees also serve as administrative trustees of Trust I.

    Holders of the Trust Securities have no preemptive or similar rights.

    The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

    The Junior Subordinated Debentures are to be issued under an Indenture, as supplemented from time to time (as so supplemented, the "Indenture"), between the Debenture Trustee and us. The Indenture will be qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete, and is qualified in its entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act. The form of the Indenture has been filed as an exhibit to the Registration Statement.

    Concurrently with the issuance of the Trust Preferred Securities, the Trust will invest the proceeds, together with the consideration paid by us for the Common Securities, in Junior Subordinated Debentures issued by us. The Junior Subordinated Debentures will be issued as unsecured debt under the Indenture.


    We may dissolve the Trust at any time and, after satisfaction of liabilities to creditors of the Trust, cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. If the Junior Subordinated Debentures are distributed to the holders of the Trust Preferred Securities, we will use our best efforts to list the Junior Subordinated Debentures on a national securities exchange or comparable automated quotation system.


GENERAL


    The Junior Subordinated Debentures will bear interest at the annual rate of % of the principal amount thereof, payable quarterly in arrears on the last day of March, June, September and December of each year (each, an "Interest
Payment Date"), commencing             , 2000, to the person in whose name each
Junior Subordinated Debenture is registered, subject to certain exceptions, on the Business Day immediately preceeding the relevant Interest Payment Date. Notwithstanding the above, in the event that either (i) Junior Subordinated Debentures are held by the Property Trustee and the Trust Preferred Securities are no longer in book-entry only form or (ii) the Junior Subordinated Debentures are not represented by a Global Subordinated Debenture, the record date for such payment shall be the fifteenth day of the month in which the relevant Interest Payment Date occurs. The amount of each interest payment due with respect to the Junior Subordinated Debentures will include amounts accrued through the date the interest payment is due. We anticipate that, until the dissolution, if any, of the Trust, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Preferred Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar quarter, on the basis of the actual number of days elapsed in the quarter based upon 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if the next succeeding Business Day falls in the next succeeding calendar year, then the payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent
permitted by law) at the rate per annum of   % thereof, compounded quarterly.
The term "interest," as used herein, includes quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.



    The Junior Subordinated Debentures will mature on       , 2030 (the "Stated
Maturity Date"). On or after       , 2002, we will have the right to redeem the
Junior Subordinated Debentures in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption, subject to our having received prior approval if it is then required under applicable regulatory requirements. In the event that we elect to redeem the Junior Subordinated Debentures, we will give notice to the Debenture Trustee, and the Debenture Trustee will give notice of the redemption to the holders of the Junior Subordinated Debentures no less than 30 days or more than 60 days prior to the effectiveness thereof.


    The Junior Subordinated Debentures will rank equal with all Other Debentures and will be unsecured and will rank subordinate and junior in right of payment to all Senior and Subordinated Indebtedness (as defined under "Description of Junior Subordinated Debentures--Subordination") to the extent and in the manner set forth in the Indenture.

OPTION TO EXTEND INTEREST PAYMENT DATE


    So long as no Debenture Event of Default has occurred and is continuing, we will have the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time and from time to time for a period not exceeding 20 consecutive calendar quarters, provided that no Deferral Period may end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. At the end of such Deferral Period, we must pay all interest then accrued and unpaid (together with interest thereon at the annual
rate of       %, compounded quarterly, to the extent permitted by applicable law). During a Deferral Period, interest will continue to accrue and, if the Junior Subordinated Debentures have been distributed to holders of the Trust Preferred Securities, holders of Junior Subordinated Debentures (or holders of the Trust Preferred Securities while Trust Preferred Securities are outstanding) will be required to accrue such deferred interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."


    During a Deferral Period, we will not undertake any of the actions set forth below under "--Certain Covenants We Have Made."

    Prior to the termination of any such Deferral Period, we may further extend such Deferral Period, provided that such extension does not cause such Deferral Period together with all previous and further extensions within the Deferral Period to exceed 20 consecutive calendar quarters, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon the termination of any such Deferral Period and the payment of all amounts then due on any Interest Payment Date, we may elect to begin a new Deferral Period, subject to the above requirements. No interest will be due and payable during a Deferral Period, except at the end of that period. We must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of election of any Deferral Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the next succeeding date on which Distributions on the Trust Preferred Securities are payable or (ii) the date the Trust is required to give notice to any securities exchange or to holders of Trust Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to the record date. The Debenture Trustee will give notice of our election to begin or extend a new Deferral Period to the holders of the Trust Preferred Securities.

ADDITIONAL SUMS


    If the Trust or the Property Trustee is required to pay any additional taxes, duties, assessments or other governmental charges as a result of a Tax Event, we will pay additional amounts as may be required so that the Distributions payable by the Trust shall not be reduced as a result of any such additional taxes, duties, assessments or other governmental charges ("Additional Sums").

REDEMPTION


    Subject to our having received any prior approval required under applicable regulatory requirements, the Junior Subordinated Debentures are redeemable prior
to maturity at our option on or after       , 2002, in whole (at any time) or in
part (from time to time), at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest on the Junior Subordinated Debentures to the date of redemption.


    The Junior Subordinated Debentures are also redeemable prior to maturity at any time in whole (but not in part), within 90 days following the occurrence of a Special Event, in each case at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption. If a partial redemption of the Trust Preferred Securities resulting from a partial redemption of the Junior Subordinated Debentures would result in a delisting of the Trust Preferred Securities, then we may redeem the Junior Subordinated Debentures in whole only.

    Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be redeemed at the holder's registered address. Unless we default in payments of the redemption price, on and after the redemption date, interest ceases to accrue on the Junior Subordinated Debentures or portions called for redemption.

    The Junior Subordinated Debentures will not be subject to any sinking fund.

DISTRIBUTION UPON LIQUIDATION

    Under certain circumstances involving the dissolution of the Trust, the Junior Subordinated Debentures may be distributed to the holders of the Trust Preferred Securities in liquidation of the Trust after satisfaction of liabilities to creditors of the Trust. See "Description of Trust Preferred Securities--Liquidation Distribution Upon Dissolution." If distributed to holders of the Trust Preferred Securities in liquidation, the Junior Subordinated Debentures will initially be issued in the form of one or more global securities and the Depositary or any successor depositary for the Trust Preferred Securities will act as depositary for the Junior Subordinated Debentures. We anticipate that the depositary arrangements for the Junior Subordinated Debentures be substantially identical to those in effect for the Trust Preferred Securities. If the Junior Subordinated Debentures are distributed to the holders of Trust Preferred Securities upon the liquidation of the Trust, we will use our best efforts to list the Junior Subordinated Debentures on the Nasdaq National Market or such other stock exchanges or automated quotation system, if any, on which the Trust Preferred Securities are then listed or quoted. We can give no assurance as to the market price of any Junior Subordinated Debentures that may be distributed to the holders of Trust Preferred Securities.

CERTAIN COVENANTS WE HAVE MADE


    If at any time (1) there shall have occurred any event of which we have actual knowledge that (a) is, or with the giving of notice or the lapse of time, or both, would be, a Debenture Event of Default and (b) in respect of which we shall not have taken reasonable steps to cure, (2) we are in default with respect to our payment of any obligations under the Guarantee while the Junior Subordinated Debentures are held by the Property Trustee, or (3) we shall have given notice of our election of a Deferral Period as provided in the Indenture and shall not have rescinded such notice, and such Deferral Period, or any extension thereof, shall have commenced and be continuing, then we will not:


    - declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock;

    - make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any of our debt securities (including Other Debentures) that rank equal with or junior in right of payment to the Junior Subordinated Debentures; or

    - make any guarantee payments with respect to any guarantee by us of the debt securities of any of our subsidiaries (including under Other Guarantees) if such guarantee ranks equal or junior in right of payment to the Junior Subordinated Debentures.


    We will not violate the terms of the Indenture if we:


    - declare or pay dividends or make distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of our common stock;

    - declare a dividend in connection with the implementation of a stockholders' rights plan, or issue stock under any plan in the future, or redeem or repurchase any rights under such a plan;

    - make payments under the Guarantee;

    - purchase fractional shares as a result of a reclassification of our capital stock;

    - purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of our capital stock or the security being converted or exchanged; or

    - purchase common stock as a result of the issuance of common stock or rights under any of our benefit plans for directors, officers or employees or any of our dividend reinvestment plan.


    So long as the Trust Securities remain outstanding, we also have agreed
(i) to maintain 100% direct or indirect ownership of the Common Securities; provided, however, that any permitted successor to us under the Indenture may succeed to our ownership of such Common Securities, (ii) to not voluntarily dissolve, wind-up or terminate the Trust, except in connection with the distribution of the Junior Subordinated Debentures or certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement,
(iii) to timely perform our duties as sponsor of the Trust, (iv) to use our reasonable efforts to cause the Trust (a) to remain a business trust, except in connection with the distribution of Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes, and (v) to use our reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures.


SUBORDINATION


    In the Indenture, we have covenanted and agreed that any Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior and Subordinated Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of which we are the subject, the holders of Senior and Subordinated Indebtedness will first be entitled to receive payment in full of principal of all Allocable Amounts (as defined below) on such Senior and Subordinated Indebtedness before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect thereof. As of September 30, 1999, we had no Senior and Subordinated Indebtedness outstanding.


    In the event of the acceleration of the maturity of Junior Subordinated Debentures, the holders of all Senior and Subordinated Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of such amounts due thereon (including any amounts due upon acceleration) before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Junior Subordinated Debentures.

    No payments on account of principal, or interest, if any, in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to any Senior and Subordinated Indebtedness, or an event of default with respect to any Senior and Subordinated Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any default.

    We are a holding company and almost all of our operating assets are owned by our subsidiaries. We are a legal entity separate and distinct from our subsidiaries. Holders of Junior Subordinated Debentures should look only to us for payments on the Junior Subordinated Debentures. The principal sources of our income are dividends, interest and fees from our subsidiaries. We rely primarily on dividends from the Bank to meet our obligations for payment of principal and interest on our corporate expenses. There are regulatory limitations on the payment of dividends directly or indirectly to us from the Bank. As of September 30, 1999, under applicable banking statutes, the total capital available for payment of dividends by the Bank to us was approximately
$27 million. However, bank regulatory authorities have the power to prohibit any act, including the payment of dividends, if such act would reduce bank capital to a point that, in the opinion of such regulatory authorities, would render the Bank undercapitalized and thus constitute an unsafe or unsound banking practice. In addition, the Bank is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, us and certain affiliates, and on investments in stock or other securities. These restrictions prevent us and our affiliates from borrowing from the Bank unless the loans are secured by various types of collateral. Further, secured loans, other transactions and investments by the Bank are generally limited in amount as to us and as to each of our affiliates to 10% of the Bank's capital and surplus and as to us and all of our other affiliates to an aggregate of 20% of the Bank's capital and surplus.

    Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Trust Preferred Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary (including depositors, in the case of the Bank), except to the extent we may be recognized as a creditor of that subsidiary. At September 30, 1999, our subsidiaries had total liabilities (excluding liabilities owed to us) of $1.5 billion. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries and all liabilities of any of our future subsidiaries. The Indenture does not limit our or our subsidiaries' ability to incur or issue other secured or unsecured debt, including Senior and Subordinated Indebtedness.

    DEFINITIONS. For purposes of the foregoing paragraphs, the following definitions apply:

    "Allocable Amounts," when used with respect to any Senior and Subordinated Indebtedness, means all amounts due or to become due on the Senior and Subordinated Indebtedness less, if applicable, any amount which would have been paid to, and retained by, the holders of the Senior and Subordinated Indebtedness (whether as a result of the receipt of payments by the holders of such Senior and Subordinated Indebtedness from us or any other obligated party or from any holders of, or trustee in respect of, other indebtedness that is subordinate and junior in right of payment to the Senior and Subordinated Indebtedness) but for the fact that such Senior and Subordinated Indebtedness is subordinated or junior in right of payment to (or subject to a requirement that amounts received on such Senior and Subordinated Indebtedness be paid over to obligees on) trade accounts payable or accrued liabilities arising in the ordinary course of business.

    "Indebtedness" means with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent:
(i) every obligation of any person for money borrowed; (ii) every obligation of the person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the person with respect to letters of credit, banker's acceptances or similar facilities issued for the account of the person;
(iv) every obligation of the person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of the person; (vi) all indebtedness of the person whether incurred on or prior to the date of the Indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and
(vii) every obligation of the type referred to in clauses (i) through (vi) of another person and all dividends of another person the payment of which, in either case, the person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

    "Senior and Subordinated Indebtedness" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us whether or not the claim for post-petition interest is allowed in such proceeding), on our Indebtedness whether incurred on or prior to the date of the Indenture or thereafter incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations are not superior in right of payment to the Junior Subordinated Debentures or to other Indebtedness which is equal with, or subordinated to, the Junior Subordinated Debentures. However, Senior and Subordinated Indebtedness does not include (i) any of our Indebtedness which when incurred and without respect to any election under section 1111(b) of the United States Bankruptcy Reform Act of 1978, as amended, was without recourse to us, (ii) any Indebtedness we have to any of our subsidiaries, (iii) Indebtedness to any of our employees, and
(iv) any other debt securities issued pursuant to the Indenture.

DENOMINATIONS, REGISTRATION AND TRANSFER

    If the Junior Subordinated Debentures are distributed to the holders of the Trust Preferred Securities, the Junior Subordinated Debentures will be represented by global certificates registered in the name of the Depositary or its nominee (the "Global Subordinated Debenture"). Beneficial interests in the Junior Subordinated Debentures will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary. Except as described below, Junior Subordinated Debentures in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance."

    Unless and until a Global Subordinated Debenture is exchanged in whole or in part for the individual Junior Subordinated Debentures, it may not be transferred except as a whole by the Depositary for the Global Subordinated Debenture to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of the successor.


    A Global Subordinated Debenture will be exchangeable for Junior Subordinated Debentures registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies us that it is unwilling or unable to continue as a depositary for such Global Subordinated Debenture and no successor shall have been appointed, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered to act as such depositary, (ii) we in our sole discretion determine that the Global Subordinated Debenture will be so exchangeable or (iii) there shall have occurred and be continuing a Debenture Event of Default with respect to the Global Subordinated Debenture. Any Global Subordinated Debenture that is exchangeable pursuant to the preceding sentence will be exchangeable for definitive certificates registered in such names as the Depositary shall direct. It is expected that the instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in the Global Subordinated Debenture. In the event that Junior Subordinated Debentures are issued in definitive form, the Junior Subordinated Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.



    Payments on Junior Subordinated Debentures represented by a Global Subordinated Debenture will be made to the Depositary, as the depositary for the Junior Subordinated Debentures. In the event Junior Subordinated Debentures will be registrable, Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate office of the Debenture Trustee, or at the offices of any paying agent or transfer agent appointed by us, provided that payment of interest may be made at our option by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Junior Subordinated Debentures are issued in certificated form, the record dates for payment of interest will be the fifteenth day of the month in which such payment is to be made. For a description of the Depositary and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance."


    We will appoint the Debenture Trustee as securities registrar under the Indenture (the "Securities Registrar"). Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the Securities Registrar. We may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts, provided that we maintain a transfer agent in the place of payment. We may at any time designate additional transfer agents with respect to the Junior Subordinated Debentures.

    In the event of any redemption, neither we nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

GLOBAL SUBORDINATED DEBENTURES

    Upon the issuance of the Global Subordinated Debenture and the deposit of such Global Subordinated Debenture with or on behalf of the Depositary, the Depositary for the Global Subordinated Debenture or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Junior Subordinated Debentures represented by the Global Subordinated Debenture to the accounts of persons that have accounts with such Depositary ("Participants"). Ownership of beneficial interests in a Global Subordinated Debenture will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Subordinated Debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants). The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a Global Subordinated Debenture.

    So long as the Depositary for a Global Subordinated Debenture, or its nominee, is the registered owner of the Global Subordinated Debenture, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debentures represented by the Global Subordinated Debenture for all purposes under the Indenture governing the Junior Subordinated Debentures. Except as provided below, owners of beneficial interests in a Global Subordinated Debenture will not be entitled to have any of the individual Junior Subordinated Debentures represented by such Global Subordinated Debenture registered in their names, will not receive or be entitled to receive physical delivery of any such Junior Subordinated Debentures in definitive form and will not be considered the owners or holders under the Indenture.

    Payments of principal of and interest on individual Junior Subordinated Debentures represented by a Global Subordinated Debenture registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Subordinated Debenture representing the Junior Subordinated Debentures. Neither we nor the Debenture Trustee, any Paying Agent, or the Securities Registrar for such Junior Subordinated Debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Subordinated Debenture representing the Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.


    If the Depositary is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days after we receive notice or otherwise become aware of the situation, we will issue individual Junior Subordinated Debentures in exchange for the Global Subordinated Debenture. In addition, we may at any time and in our sole discretion, determine not to have the Junior Subordinated Debentures represented by one or more Global Subordinated Debenture and, in such event, we will issue individual Junior Subordinated Debentures in exchange for the Global Subordinated Debenture. Further, if we so specify with respect to the Junior Subordinated Debentures, an owner of a beneficial interest in a Global Subordinated Debenture representing Junior Subordinated Debentures may, on terms acceptable to us, the Debenture Trustee and the Depositary for such Global Subordinated Debenture, receive individual Junior Subordinated Debentures in exchange for such beneficial interests. In any such instance, an owner of a beneficial interest in a Global Subordinated Debenture will be entitled to physical delivery of individual Junior Subordinated Debentures registered in its name. Individual Junior Subordinated Debentures so issued will be issued in denominations, unless otherwise specified by us, of $25 and integral multiples thereof.


PAYMENT AND PAYING AGENTS


    Payment of principal of and any interest on Junior Subordinated Debentures will be made at the office of the Debenture Trustee in the City of New York or at the office of such Paying Agent or Paying Agents as we may designate from time to time, except that at our option, payment of any interest may be made, except in the case of Junior Subordinated Debentures in global form, (i) by check mailed to the address of the Person entitled thereto as the address appears in the register for Junior Subordinated Debentures or (ii) by transfer to an account maintained by the person as specified in the register, provided that proper transfer instructions have been received by the relevant record date. Payment of any interest on any Junior Subordinated Debenture will be made to the person in whose name such Junior Subordinated Debenture is registered at the close of business on the record date. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however we will at all times be required to maintain a Paying Agent in each place of payment for the Junior Subordinated Debentures.


    We expect that the Depositary or its nominee, upon receipt of any payment of principal or interest in respect of a permanent Global Subordinated Debenture representing the Junior Subordinated Debentures, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the Global Subordinated Debenture as shown on the records of such Depositary or its nominee. We also expect that payments by Participants to owners of beneficial interests in such Global Subordinated Debenture held through the Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of such Participants.

    Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by us in trust, for the payment of the principal of or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal or interest has become due and payable will, at our request, be repaid to us and the holder of such Junior Subordinated Debenture will thereafter look, as a general unsecured creditor, only to us for payment thereof.

MODIFICATION OF INDENTURE

    From time to time we and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any action does not adversely affect the interest of the holders of Junior Subordinated Debentures), and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting us and the Debenture Trustee, with the consent of the holders of a majority in principal amount of Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Junior Subordinated Debentures; provided that no such modification may, without the consent of the holders of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity Date, or reduce the principal amount of the Junior Subordinated Debentures or reduce the rate or extend the time of payment of interest except pursuant to our right under the Indenture to defer the payment of interest or make the principal of, or interest on, the Junior Subordinated Debentures payable in any coin or currency other than U.S. dollars, or impair or affect the right of any holder of Junior Subordinated Debentures to institute suit for the payment thereof, or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any modification of the Indenture; provided that so long as any of the Trust Preferred Securities remain outstanding, no modification may be made that adversely affects the holders of such Trust Preferred Securities, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the Trust Preferred Securities unless and until the principal amount of the Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied. If the consent of the Property Trustee, as holder of the Junior Subordination Debentures, is required under the Indenture with respect to amendments, waivers or supplements of the Indenture or the Junior Subordinated Debentures, the Property Trustee shall request the direction of the holders of the Trust Securities with respect to such amendments, waivers or supplements and shall vote as directed by a majority in Liquidation Amount of the Trust Securities voting together as a single class. Where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures, no such consent shall be given by the Property Trustee without the prior consent of each holder of Trust Preferred Securities. In addition, we and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental Indenture for the purpose of creating any new series of Junior Subordinated Debentures.

DEBENTURE EVENTS OF DEFAULT

    The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures constitutes a "Debenture Event of Default," regardless of the reason and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree, order, rule or regulation:


    - failure for 30 days to pay any interest on the Junior Subordinated Debentures or any Other Debentures, when due (except the deferral of any interest during a Deferral Period);


    - failure to pay any principal on the Junior Subordinated Debentures or any Other Debentures when due whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise;

    - failure to observe or perform certain other covenants contained in the Indenture for 60 days after written notice to us from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of Junior Subordinated Debentures;

    - certain events of our bankruptcy, insolvency or reorganization.


    The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee or exercising any trust or power conferred on the Debenture Trustee, with respect to the Junior Subordinated Debentures. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal amount of, and any interest on, the Junior Subordinated Debentures to be due and payable immediately upon a Debenture Event of Default; provided that, in the case of certain events of bankruptcy, insolvency or reorganization, such amounts shall automatically become due and payable. If the Debenture Trustee or holders of the Junior Subordinated Debentures fail to make the declaration, the holders of at least 25% in the aggregate Liquidation Amount of the Trust Preferred Securities will have the right. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul the declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of the Junior Subordinated Debentures fail to annul such declaration and waive the default, the holders of a majority in aggregate Liquidation Amount of the Trust Preferred Securities shall have the right.


    The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal on or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture.

    In case a Debenture Event of Default occurs and is continuing as to Junior Subordinated Debentures, the Property Trustee will have the right to declare the principal of and the interest on such Junior Subordinated Debentures, and any other amounts payable under the Indenture, to be due and payable and to enforce its other rights as a creditor with respect to such Junior Subordinated Debentures.

    The Indenture requires the annual filing by us with the Debenture Trustee of a certificate as to the absence of certain defaults under the Indenture.

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
ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES

    If a Debenture Event of Default has occurred and is continuing and is attributable to our failure to pay the principal of or interest on the Junior Subordinated Debentures on the due date, a holder of Trust Preferred Securities may institute a Direct Action. We may not amend the Indenture to remove the right to bring a Direct Action without the prior written consent of the holders of all of the Trust Preferred Securities. If the right to bring a Direct Action is removed, the Trust may become subject to the reporting obligations under the Exchange Act and the rules and regulations thereunder. Notwithstanding any payments made to a holder of Trust Preferred Securities by us in connection with a Direct Action, we will remain obligated to pay the principal of or interest on the Junior Subordinated Debentures, and we will be subrogated to the rights of the holder of such Trust Preferred Securities with respect to payments on the Trust Preferred Securities to the extent of any payments made by us to such holder in any Direct Action.

    The holders of the Trust Preferred Securities will not be able to exercise directly any remedies available to the holders of the Junior Subordinated Debentures, other than those set forth in the preceding paragraph, unless there shall have been an Event of Default under the Trust Agreement. See "Description of Trust Preferred Securities--Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS


    The Indenture provides that we may not consolidate with or merge into any other person or convey, transfer or lease our properties as an entirety, or substantially as an entirety, to any person, unless: (i) we are the surviving person, or the person formed by or surviving any consolidation or merger (if other than us) or to which the sale, conveyance, transfer or lease of property is made is a person organized and existing under the laws of the United States or any state thereof or the District of Columbia; (ii) upon any consolidation, merger, sale, conveyance, transfer or lease, the due and punctual payment of the principal of and interest on the Junior Subordinated Debentures according to their tenor and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be kept or performed by us will be expressly assumed, by supplemental indenture (which shall conform to the provisions of the Trust Indenture Act, as then in effect) satisfactory in form to the Debenture Trustee executed and delivered to the Debenture Trustee, by the person formed by the consolidation, or into which we will have been merged, or by the person which will have acquired our property, as the case may be;
(iii) after giving effect to the consolidation, merger, sale, conveyance, transfer or lease, no Default or Event of Default, or any event which, after notice or lapse of time or both, would become a Default or an Event of Default, will have occurred and be continuing; (iv) the consolidation, merger, sale, conveyance, transfer or lease does not cause the Junior Subordinated Debentures to be downgraded by a nationally recognized statistical rating organization; and
(v) certain other conditions as prescribed in the Indenture are met.


    The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE


    The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at maturity or called for redemption within one year, and we deposit or cause to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, on the Stated Maturity Date or the Redemption Date, then the Indenture will cease to be of further effect (except as to our obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and we will be deemed to have satisfied and discharged the Indenture. The Indenture also provides that we may be discharged from our obligations under the Indenture by depositing, with the Debenture Trustee or the defeasance agent, funds or U.S. Government Securities, in trust, pledged for and solely dedicated to the benefit of holders of the Debentures, sufficient to pay and discharge each installment of principal and interest on the Debentures through the Stated Maturity Date. We will only be permitted to take this latter action if, among other things, we deliver to the Debenture Trustee an opinion of counsel (who may be counsel for us) to the effect that the holders of the Junior Subordinated Debentures will not recognize income, gain or loss for federal income tax purposes as a result of our actions and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.


GOVERNING LAW

    The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

    The Debenture Trustee has and will be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

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
                            DESCRIPTION OF GUARANTEE

    The Guarantee will be executed and delivered by The Bank of New York (the "Guarantee Trustee") and us concurrently with the issuance by the Trust of the Trust Preferred Securities for the benefit of the holders from time to time of the Trust Preferred Securities. The Guarantee will be qualified as an Indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee and the Trust Indenture Act. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this prospectus forms a part.

GENERAL

    The Guarantee will be an irrevocable guarantee on a subordinated basis of the Trust's obligations under the Trust Preferred Securities, but will apply only to the extent that the Trust has funds sufficient to make such payments, and is not a guarantee of collection.


    We will irrevocably agree to pay in full on a subordinated basis, the Guarantee Payments (as defined below) to the holders of the Trust Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Trust Preferred Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accrued and unpaid Distributions required to be paid on the Trust Preferred Securities, to the extent that the Trust has funds on hand legally available therefor at such time, (ii) the applicable redemption price with respect to the Trust Preferred Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust (other than in connection with the distribution of the Junior Subordinated Debentures to holders of the Trust Preferred Securities or the redemption of all Trust Preferred Securities), the lesser of (a) the liquidation amount of the Trust Preferred Securities plus all accrued and unpaid Distributions on the Trust Preferred Securities, to the extent the Trust has funds legally available therefor at the time, and (b) the amount of assets of the Trust remaining available for distribution to holders of Trust Preferred Securities after satisfaction of liabilities to creditors of the Trust as required by applicable law. Our obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by us to the holders of the Trust Preferred Securities or by causing the Trust to pay such amounts to such holders.


    We will, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Trust Preferred Securities. See "Relationship Among the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee."

STATUS OF THE GUARANTEE

    If we do not make interest payments on the Junior Subordinated Debentures held by the Trust, the Trust will not be able to pay Distributions on the Trust Preferred Securities and will not have funds legally available therefor. The Guarantee will rank subordinate and junior in right of payment to all Senior and Subordinated Indebtedness. The Guarantee will rank equal to the Junior Subordinated Debentures, Other Debentures (including the junior subordinated debentures issued in connection with the issuance of the trust preferred securities of Trust I in May 1997), the guarantee on the Common Securities, any other guarantee on future issuances of trust preferred securities and any senior preferred stock which may be hereafter issued by the Company. Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent we may be recognized as a creditor of that subsidiary. Accordingly, our obligations under the Guarantee effectively will be subordinated to all existing and future liabilities of our subsidiaries and all liabilities of any of our future subsidiaries. Claimants should look only to our assets for payments under the Guarantee. For more information, please refer to "Description of Junior Subordinated Debentures--General."

    The Guarantee will constitute a guarantee of payment and not of collection, which means the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity. The Guarantee will be held for the benefit of the holders of the Trust Preferred Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Trust Preferred Securities of the Junior Subordinated Debentures. The Guarantee does not limit our ability to incur or issue other secured or unsecured debt, including Senior and Subordinated Indebtedness, whether under the Indenture, any other indenture that we may enter into in the future or otherwise.

EVENTS OF DEFAULT

    An event of default under the Guarantee will occur upon our failure to perform any of our payment or other obligations. The holders of a majority in aggregate Liquidation Amount of the Trust Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Trust Preferred Securities may institute a legal proceeding directly against us to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if we fail to make a payment under the Guarantee, a holder of Trust Preferred Securities may directly institute a proceeding against us for enforcement of the Guarantee for payment to the holder of the Trust Preferred Securities of the holder's pro rata portion of the principal of or interest on the Junior Subordinated Debentures on or after the due dates specified in the Junior Subordinated Debentures.

    We, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the Guarantee.

AMENDMENTS AND ASSIGNMENT

    Except with respect to any changes that do not adversely affect the rights of holders of the Trust Preferred Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of a majority of the aggregate Liquidation Amount of such outstanding Trust Preferred Securities. All guarantees and agreements contained in the Guarantee Agreement shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the Trust Preferred Securities then outstanding.

TERMINATION OF THE GUARANTEE

    The Guarantee will terminate and be of no further force and effect upon full payment of the redemption price of the Trust Preferred Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of Junior Subordinated Debentures to the holders of the Trust Preferred Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Trust Preferred Securities must restore payment of any sums paid under the Trust Preferred Securities or the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

    The Guarantee Trustee, other than during the occurrence and continuance of a default by us in performance of the Guarantee, will undertake to perform only such duties as are specifically set forth in the Guarantee and, in case a default with respect to the Guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee will be under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Trust Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

GOVERNING LAW

    The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                              BOOK-ENTRY ISSUANCE

    The Depositary will act as securities depositary for all of the Trust Preferred Securities and the Junior Subordinated Debentures. The Trust Preferred Securities and the Junior Subordinated Debentures will be issued only as fully-registered securities registered in the name of Cede & Co. (the Depositary's nominee). One or more fully-registered global certificates will be issued for the Trust Preferred Securities and the Junior Subordinated Debentures and will be deposited with the Depositary.

    The Depositary is a limited purpose trust company organized under the New York Banking Law, as a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its Participants deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Depositary system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Participants are on file with the SEC.

    Purchases of Trust Preferred Securities or Junior Subordinated Debentures within the Depositary system must be made by or through Direct Participants, which will receive a credit for the Trust Preferred Securities or Junior Subordinated Debentures on the Depositary's records. The ownership interest of each actual purchaser of each Trust Preferred Securities and each Subordinated Debenture ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depositary of their purchases, but we expect that Beneficial Owners will receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Trust Preferred Securities or Junior Subordinated Debentures. Transfers of ownership interests in the Trust Preferred Securities or Junior Subordinated Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Trust Preferred Securities or Junior Subordinated Debentures, except in the event that use of the book-entry system for the Junior Subordinated Debentures is discontinued.

    The Depositary has no knowledge of the actual Beneficial Owners of the Trust Preferred Securities or Junior Subordinated Debentures; the Depositary's records reflect only the identity of the Direct Participants to whose accounts such Trust Preferred Securities or Junior Subordinated Debentures are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Redemption notices will be sent to Cede & Co. as the registered holder of the Trust Preferred Securities or Junior Subordinated Debentures. If less than all of the Trust Preferred Securities or the Junior Subordinated Debentures are being redeemed, the Property Trustee will determine by lot or PRO RATA the amount of the Trust Preferred Securities of each Direct Participant to be redeemed.

    Although voting with respect to the Trust Preferred Securities or the Junior Subordinated Debentures is limited to the holders of record of the Trust Preferred Securities or Junior Subordinated Debentures, as applicable, in those instances in which a vote is required, neither the Depositary nor Cede & Co. will itself consent or vote with respect to Trust Preferred Securities or Junior Subordinated Debentures. Under its usual procedures, the Depository would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Issuer Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Trust Preferred Securities or Junior Subordinated Debentures are credited on the record date (identified in a listing attached to the Omnibus Proxy).

    Distribution payments on the Trust Preferred Securities or the Junior Subordinated Debentures will be made by the relevant Issuer Trustee to the Depositary. The Depositary's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of the Depositary, the relevant Issuer Trustee, the Trust or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to the Depositary is the responsibility of the relevant Issuer Trustee, disbursement of such payments to Direct Participants is the responsibility of the Depositary, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

    The Depositary may discontinue providing its services as securities depositary with respect to any of the Trust Preferred Securities or the Junior Subordinated Debentures at any time by giving reasonable notice to the relevant Issuer Trustee and us. In the event that a successor securities depositary is not obtained, definitive Trust Preferred Securities or Junior Subordinated Debentures certificates representing such Trust Preferred Securities or Junior Subordinated Debentures are required to be printed and delivered. We, at our option, may decide to discontinue use the system of book-entry transfers through the Depositary (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation preference of Trust Preferred Securities or aggregate principal amount of Junior Subordinated Debentures may determine to discontinue the system of book-entry transfers through the Depositary. In any such event, definitive certificates for such Trust Preferred Securities or Junior Subordinated Debentures will be printed and delivered.

    The information in this section concerning the Depositary and the Depositary's book-entry system has been obtained from sources that the Trust and we believe to be accurate but neither the Trust nor we assume any responsibility for the accuracy thereof. Neither the Trust nor we have any responsibility for the performance by the Depositary or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

             RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE
                JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

    Payments of Distributions and other amounts due on the Trust Preferred Securities (to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be irrevocably guaranteed by us as and to the extent set forth under "Description of Guarantee." Taken together, our obligations under the Junior Subordinated Debentures, the Indenture, the Trust Agreement and the Guarantee will provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Trust Preferred Securities. If and to the extent that we do not make the required payments on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Trust Preferred Securities. The Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of Trust Preferred Securities is to institute a Direct Action. Our obligations under the Guarantee will be (i) subordinate and junior in right of payment to all Senior and Subordinated Indebtedness, except for those liabilities made equal or subordinate to the Guarantee by their terms, (ii) PARI PASSU to all other guarantees issued or to be issued by us with respect to other similar trust preferred securities, including the issuance of $28.75 million of trust preferred securities of Trust I in May 1997; (iii) senior to our capital stock and (iv) effectively subordinated to the liabilities and obligations of our subsidiaries.

SUFFICIENCY OF PAYMENTS

    As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Trust Preferred Securities, because:
(i) the aggregate principal amount of the Junior Subordinated Debentures will be equal to the sum of the aggregate Liquidation Amount of the Trust Securities;
(ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Trust Securities; (iii) we shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under the Trust Securities; and (iv) the Trust Agreement will provide that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

ENFORCEMENT RIGHTS OF HOLDERS OF TRUST PREFERRED SECURITIES

    A holder of any Trust Preferred Security may institute a legal proceeding directly against us to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

    A default or event of default under any Senior and Subordinated Indebtedness would not constitute a default or Event of Default under the Trust Agreement. However, in the event of payment defaults under, or acceleration of, Senior and Subordinated Indebtedness, the subordination provisions of the Indenture will provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior and Subordinated Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Junior Subordinated Debentures would constitute an Event of Default under the Trust Agreement.

LIMITED PURPOSE OF THE TRUST

    The Trust Preferred Securities will represent preferred beneficial interests in the Trust, and the Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and engaging in other activities that are necessary or incidental thereto. A principal difference between the rights of a holder of a Trust Preferred Security and a holder of a Junior Subordinated Debenture is that a holder of a Junior Subordinated Debenture will be entitled to receive from us the principal amount of and interest on Junior Subordinated Debentures held, while a holder of Trust Preferred Securities is entitled to receive Distributions from the Trust (or, in certain circumstances, from us under the Guarantee) if and to the extent the Trust has funds on hand legally available for the payment of such Distributions.

RIGHTS UPON TERMINATION

    Unless the Junior Subordinated Debentures are distributed to holders of the Trust Securities, upon any voluntary or involuntary dissolution, winding-up or liquidation of the Trust, after satisfaction of the liabilities of creditors of the Trust as required by applicable law, the holders of the Trust Preferred Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Trust Preferred Securities--Distribution of Junior Subordinated Debentures." Upon our voluntary or involuntary liquidation or bankruptcy, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of ours, subordinated in right of payment to all Senior and Subordinated Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any of our stockholders receive payments or distributions. Since we will be the guarantor under the Guarantee and will agree to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Trust Preferred Securities and a holder of Junior Subordinated Debentures relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy will be substantially the same.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    In the opinion of Elias, Matz, Tiernan & Herrick L.L.P., special federal income tax counsel to the Trust and us ("Tax Counsel"), the following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of Trust Preferred Securities held as capital assets by a holder who purchases such Trust Preferred Securities upon initial issuance. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, United States Alien Holders (as defined below) engaged in a U.S. trade or business or persons that will hold the Trust Preferred Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Trust Preferred Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Trust Preferred Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. An opinion of Tax Counsel is not binding on the Internal Revenue Service ("IRS") or the courts. No rulings have been or are expected to be sought from the IRS with respect to any of the transactions described herein and no assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that the opinions expressed herein will not be challenged by the IRS or, if challenged, that a challenge would not be successful.

    THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE TRUST PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

    In connection with the issuance of the Junior Subordinated Debentures, Tax Counsel has rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Junior Subordinated Debentures will be classified for United States federal income tax purposes as our indebtedness. We, the Trust and the holders of the Trust Preferred Securities (by acceptance of a beneficial interest in a Trust Preferred Security) will agree to treat the Junior Subordinated Debentures as our indebtedness for all United States federal income tax purposes.

CLASSIFICATION OF THE TRUST

    In connection with the issuance of the Trust Preferred Securities, Tax Counsel has rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Trust Agreement and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Trust Preferred Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures, and each holder will be required to include in its gross income a pro rata share of any interest (or original issue discount ("OID") accrued) with respect to its allocable share of those Junior Subordinated Debentures.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT


    Under applicable Treasury regulations (the "Regulations"), if the terms and conditions of a debt instrument make the likelihood that stated interest will not be timely paid a "remote" contingency, such contingency will be ignored in determining whether a debt instrument is issued with OID. We believe that the likelihood of our exercising our option to defer payments of interest is remote, because exercising the option would, among other things, prevent us from declaring dividends on any class of our equity securities. Based on this conclusion by us, our Tax Counsel has rendered its opinion that the Junior Subordinated Debentures will not be considered to be issued with OID and, accordingly, stated interest on the Junior Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of tax accounting.


    Under the Regulations, if we were to exercise our option to defer payments of stated interest, the Junior Subordinated Debentures would, at such time, be treated as redeemed and reissued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remain outstanding. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest related thereto would not be reported as taxable income. Consequently, a holder of Trust Preferred Securities would be required to include in gross income OID even though we would not make actual cash payments during a Deferral Period.

    The Regulations have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to the interpretation described herein. If the option to defer the payment of interest was determined not to be "remote," the Junior Subordinated Debentures would be treated as having been originally issued with OID. In that event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for on an economic accrual basis regardless of the holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income.

CHARACTERIZATION OF INCOME

    Because income on the Trust Preferred Securities will constitute interest or OID, corporate holders of the Trust Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Trust Preferred Securities.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE
  TRUST

    We will have the right at any time to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. The distribution, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to the holder's aggregate tax basis in its Trust Preferred Securities. For United States federal income tax purposes, a holder's holding period in the Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Trust Preferred Securities were held by the holder.

    Under certain circumstances described herein, the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Trust Preferred Securities. Such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Trust Preferred Securities, and a holder could recognize gain or loss as if it sold such redeemed Trust Preferred Securities for cash.

SALES OF TRUST PREFERRED SECURITIES


    A holder that sells Trust Preferred Securities (including a redemption of the Trust Preferred Securities by the Trust) will recognize gain or loss equal to the difference between its adjusted tax basis in the Trust Preferred Securities and the amount realized on the sale of such Trust Preferred Securities (other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income). A holder's adjusted tax basis in the Trust Preferred Securities generally will be its initial purchase price increased by OID (if any) previously includable in such holder's gross income to the date of disposition and decreased by payments (if any) received on the Trust Preferred Securities in respect of OID. The gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Trust Preferred Securities have been held for more than one year.



    A holder who disposes of the Trust Preferred Securities between record dates for payments of distributions thereon will be required to include in income (to the extent not previously included in income) as ordinary income amounts attributable to accrued and unpaid interest on the Junior Subordinated Debentures through the date of disposition. A holder will recognize gain on a disposition in an amount equal to the excess of the amount realized on disposition (excluding the portion of the sales price treated as interest) over the holder's adjusted basis in the Trust Preferred Securities. To the extent the selling price is less than the holder's adjusted tax basis, a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.


    The Trust Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debenture are deemed to have been issued with OID) who disposes of his Trust Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, if applicable, OID), and to add the amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

UNITED STATES ALIEN HOLDERS

    For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for United States federal income tax purposes.

    A "U.S. Holder" is a holder of Trust Preferred Securities who or which is
(i) a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for federal income tax purposes, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includable in its gross income for federal income tax purposes without regard to its source or (iv) a trust over which (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more United States persons have the authority to control all substantial decisions of the trust.

    Under present United States federal income tax laws: (i) payments by the Trust or any of its paying agents to any holder of a Trust Preferred Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Trust Preferred Security does not actually or constructively own 10 percent or more of the total combined voting power of all of our classes of stock entitled to vote, (b) the beneficial owner of the

Trust Preferred Security is not a controlled foreign corporation that is related to us through stock ownership, (c) the beneficial owner is not a bank whose receipt of interest is described in Section 881(c)(3)(A) of the Code, and
(d) either (A) the beneficial owner of the Trust Preferred Security certifies to the Trust or its agent, under penalties of perjury, that it is not a U.S. Holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Trust Preferred Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and
(ii) a United States Alien Holder of a Trust Preferred Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Trust Preferred Security. Under Treasury regulations finalized in 1997, the certification requirement referred to in clause (i)(d) above may be satisfied with other documentary evidence for interest paid after December 31, 2000 with respect to offshore accounts or through certain foreign intermediaries.

POTENTIAL TAX LAW CHANGES

    As discussed above, changes in legislation affecting the United States federal income tax treatment of the Junior Subordinated Debentures are possible, and could adversely affect our ability to deduct the interest payable on the Junior Subordinated Debentures. Moreover, any such legislation could adversely affect United States Alien Holders by characterizing income derived from the Junior Subordinated Debentures as dividends, generally subject to a 30% income tax (on a withholding basis) when paid to a United States Alien Holder, rather than as interest which, as discussed above, is generally exempt from income tax in the hands of a United States Alien Holder.

INFORMATION REPORTING TO HOLDERS

    Generally, income on the Trust Preferred Securities will be reported to holders on Internal Revenue Form 1099, which forms should be mailed to holders of Trust Preferred Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

    Backup withholding of United States federal income tax at a rate of 31% may apply to payments made in respect of the Trust Preferred Securities to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Trust Preferred Securities to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the "United States Alien Holders" section would establish an exemption from backup withholding for those United States Alien Holders who are not exempt recipients.

    In addition, upon the sale of the Trust Preferred Securities to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a United States Alien Holder, certifies that such seller is a United States Alien Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its United States Alien Holder status (and certain other conditions are met). Certification of the registered owner's United States Alien Holder status would be made normally on an Internal Revenue Service
Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

                              ERISA CONSIDERATIONS


    Employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code ("Plans") generally may purchase Trust Preferred Securities, subject to the investing fiduciary's determination that the investment in Trust Preferred Securities satisfies ERISA's fiduciary standards and other requirements applicable to investments by the Plan.



    In any case, we or any of our affiliates may be considered a "party in interest" (within the meaning of ERISA) or a "disqualified person" (or within the meaning of Section 4975 of the Code) with respect to certain Plans (generally, Plans maintained or sponsored by, or contributed to by, any such persons with respect to which we or an affiliate is a fiduciary, or Plans for which we or an affiliate provides services). The acquisition and ownership of Trust Preferred Securities by a Plan (or by an individual retirement arrangement or other Plans described in Section 4975(e)(1) of the Code) with respect to which we or any of our affiliates is considered a party in interest or a disqualified person may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Trust Preferred Securities are acquired pursuant to and in accordance with an applicable exemption.



    As a result, Plans with respect to which we or any of our affiliates is a party in interest or a disqualified person should not acquire Trust Preferred Securities unless the Trust Preferred Securities are acquired pursuant to and in accordance with an applicable exemption. Any other Plans or other entities whose assets include Plan assets subject to ERISA or Section 4975 of the Code proposing to acquire Trust Preferred Securities should consult with their own counsel.



    The sale of Trust Preferred Securities to Plans is in no respect a representation by the Trust, us, the Property Trustee, the underwriter or any other person associated with the sale of the Trust Preferred Securities that such securities meet all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such securities are otherwise appropriate for Plans generally or any particular Plan. Any purchaser proposing to acquire Trust Preferred Securities with assets of any Plan should consult with its counsel.

                                  UNDERWRITING

    Legg Mason Wood Walker, Incorporated, as underwriter, has agreed, subject to the terms and conditions of its underwriting agreement with Independent and the
Trust, to purchase from the Trust       Trust Preferred Securities at the
initial public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus.


    The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions, and that if any of the foregoing Trust Preferred Securities are purchased by the underwriter pursuant to the underwriting agreement, all such securities must be so purchased. The underwriter may reject orders in whole or in part and withdraw, cancel, or modify the offer without notice. Each of Independent and the Trust has agreed to indemnify the underwriter and their controlling persons against certain liabilities, including liabilities under the Securities Act of 1933 or to contribute to payments the underwriter may be required to make in respect thereof.


    The underwriter may also impose a penalty bid on certain selling group members. This means that if the underwriter purchases Trust Preferred Securities in the open market to reduce the underwriter's short position or to stabilize the price of the Trust Preferred Securities, it may reclaim the amount of the selling concession from the selling group members who sold those Trust Preferred Securities as part of the offering.

    The underwriter may create a "short position" in the Trust Preferred Securities in connection with the offering, which means that they may over-allot or sell more shares than are set forth on the cover page of this prospectus. If the underwriter creates a short position by such over-allotment, then the underwriter may reduce that short position by purchasing Trust Preferred Securities in the open market. The underwriter also may elect to reduce any short position by exercising all or part of the over-allotment option. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of security to be higher than it might otherwise be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

    The underwriter has advised us and the Trust that it proposes to offer the Trust Preferred Securities directly to the public initially at the public offering price set forth on the cover page of this prospectus and to certain
dealers at such price less a concession not in excess of $           per Trust
Preferred Security. The underwriter may allow and such dealers may reallow a
concession not in excess of $           per Trust Preferred Security to certain
other brokers and dealers. After the public offering, the public offering price, concession and reallowance, and other selling terms may be changed by the underwriter.

    In view of the fact that the proceeds from the sale of the Trust Preferred Securities will be used to purchase the Junior Subordinated Debentures issued by us, the underwriting agreement provides that we will pay as compensation for the underwriter's arranging the investment therein of such proceeds an amount of $
  per Trust Preferred Security.


    The Trust has granted to the underwriter an option, exercisable for 30 days from the date of this prospectus, to purchase up to an additional 150,000 Trust Preferred Securities at the public offering price set forth on the cover page hereof less underwriting discounts. The underwriter may exercise such option to purchase additional Trust Preferred Securities solely for the purpose of covering over-allotments, if any, incurred in the sale of the Trust Preferred Securities.


    To the extent that the underwriter exercises its option to purchase additional Trust Preferred Securities, the Trust will issue and sell to us additional Common Securities and the we will issue and sell to the Trust Junior Subordinated Debentures in an aggregate principal amount equal to the total aggregate Liquidation Amount of the additional Trust Preferred Securities being purchased pursuant to the option and the additional Common Securities.

    Both the Trust and us have agreed in the underwriting agreement that,
subject to certain conditions, prior to       days following the date of
issuance of the Trust Preferred Securities, neither of us will, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, Trust Preferred securities, any securities convertible into, exchangeable or exercisable for Trust Preferred Securities or the Junior Subordinated Debentures or any debt securities substantially similar to the Junior Subordinated Debentures or any equity security substantially similar to the Trust Preferred Securities, except with the prior written consent of the underwriter, and except for any disposal of Junior Subordinated Debentures following a liquidation of the Trust.

    Each of the Trust and us has agreed to indemnify the underwriter and their controlling persons against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriter may be required to made in respect thereof.


    Because the National Association of Securities Dealers, Inc. (the "NASD") is expected to view the Trust Preferred Securities as interests in a direct participation program, the offering of the Trust Preferred Securities is being made in compliance with the applicable provisions of Rule 2810 of the NASD's Conduct Rules. In this regard, there will be no sales to discretionary accounts without the prior specific written approval of the customer.


                                 LEGAL MATTERS

    Certain legal matters will be passed upon for us by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C., and for the underwriter by Thacher Proffitt & Wood. Certain matters of Delaware law relating to the validity of the Trust Preferred Securities will be passed upon on behalf of the Trust by Richards, Layton & Finger, P.A., special Delaware counsel to the Trust and us.

                                    EXPERTS

    The consolidated financial statements of Independent Bank Corp. and subsidiary incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 1998 and incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report appearing therein.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                      1,000,000 TRUST PREFERRED SECURITIES


                          INDEPENDENT CAPITAL TRUST II


                    % CUMULATIVE TRUST PREFERRED SECURITIES
                    FULLY AND UNCONDITIONALLY GUARANTEED BY


                                     [LOGO]

                                  ------------

                                   PROSPECTUS
                                 --------------

                             LEGG MASON WOOD WALKER
                                  INCORPORATED

                                          , 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


SEC registration fee........................................  $  7,912
NASD fee....................................................     3,400
Nasdaq fees.................................................    17,500
Trustees' fees and expenses.................................     6,000
Legal fees and expenses.....................................   110,000*
Accounting fees and expenses................................    45,000*
Printing expenses...........................................    60,000*
Miscellaneous expenses......................................    25,188*
                                                              --------
    Total...................................................  $275,000
                                                              ========


------------------------

* Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 67 of the Massachusetts Business Corporation Law ("MBCL") sets forth certain circumstances under which directors, officers, employees and agents may be indemnified against liability which they may incur in their capacity as such.
Section 67 of the MBCL provides as follows:

    INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, ETC.--Indemnification of directors, officer, employees and other agents of a corporation and persons who serve at its request as directors, officers, employees or other agents of another organization or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by it to whatever extent shall be specified in or authorized by (i) the articles of organization or (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as the articles of organization or by-laws otherwise require, indemnification of any persons referred to in the preceding sentence who are not directors of the corporation may be provided by it to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan.

        No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

        The absence of any express provision for indemnification shall not limit any right of indemnification existing independently of this section.

        A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

    Article Twelve of the Company's By-laws, entitled "Indemnification of Directors, Officers and Others," provides as follows:

        The corporation shall, to the extent legally permissible, indemnify any person serving on who has served (i) as a Director or officer of the corporation, or (ii) at its request as a Director, trustee, officer, employee or other agent of another organization, or (iii) at its request in any capacity with respect to any employee benefit plan; against all liabilities and expenses including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by him or her in connection with the defense or disposition of any action, suit or other proceeding, whether civil, criminal or administrative, in which he or she may be involved or with which he or she may be threatened, while serving or thereafter, by reason of his or her being or having been such a Director, officer, trustee, employee or agent, except with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation or to the extent that such matter relates to services with respect to an employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan; provided, however, that as to any matter disposed of by a compromise payment by such Director, officer, trustee, employee or agent, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless:

           (a) such compromise shall be approved as having been in the best interests of the corporation or employee benefit plan participants or beneficiaries, as the case may be, after notice that it involves such indemnification:

               (i) by a disinterested majority of the Directors then in office;
           or

               (ii) by the holders of a majority of the outstanding stock by the time entitled to vote for Directors, voting as a single class, exclusive of any stock owned by any interested Director or officer; or

           (b) in the absence of action by disinterested Directors or stockholders, there has been obtained at the request of a majority of the Directors then in office an opinion in writing of independent legal counsel to the effect that such Director or officer appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation or employee benefit plan participants or beneficiaries, as the case may be.

        Expenses including counsel fees, reasonably incurred by any such Director, officer, trustee, employee or agent in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the corporation in advance of the final disposition thereof upon receipt of an undertaking by such individual to repay the amounts so paid to the corporation if it is ultimately determined that indemnification for such expenses is not authorized under this section. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Director, officer, trustee, employee or agent may be entitled. Nothing contained in this Article shall affect any rights to indemnification to which corporate personnel other than such Directors, officers, trustee, employees or agents may be entitled by contract or otherwise under law. As used in this Article the terms "Director," "officer," "trustee," "employee," and "agent" include their respective heirs, executors and administrators, and an "interested" Director, officer, trustee, employee or agent is one against whom in such capacity the proceedings in question or other proceeding on the same or similar grounds is then pending.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
         1              Form of Underwriting Agreement*

         4.1            Indenture of the Corporation relating to the Junior
                        Subordinated Debentures*

         4.2            Form of Certificate of Junior Subordinated Debenture
                        (included as Exhibit A to
                        Exhibit 4.1)*

         4.3            Certificate of Trust of Independent Capital Trust II*

         4.4            Amended and Restated Declaration of Trust of Independent
                        Capital Trust II*

         4.5            Form of Trust Preferred Security Certificate for Independent
                        Capital Trust II (included as Exhibit A to Exhibit 4.4)*

         4.6            Form of Guarantee of the Corporation relating to the Trust
                        Preferred Securities*

         5.1            Opinion and consent of Elias, Matz, Tiernan & Herrick L.L.P.
                        as to legality of the Junior Subordinated Debentures and the
                        Guarantee to be issued by the Corporation*

         5.2            Opinion of Richards, Layton & Finger P.A. as to legality of the Trust Preferred Securities to be issued by Independent
                        Capital Trust II*

         8 Opinion of Elias, Matz, Tiernan & Herrick L.L.P. as to certain federal income tax matters*

        10              Purchase and Assumption Agreement by and among Independent
                        Bank Corp., Rockland Trust Company, Fleet Financial Group,
                        Inc., Fleet National Bank and BankBoston, N.A., dated
                        September 27, 1999(1)*

        12.1            Computation of ratio of earnings to fixed charges (excluding interest on deposits)*

        12.2            Computation of ratio of earnings to fixed charges (including interest on deposits)*

        23.1            Consent of Arthur Andersen LLP*

        23.2 Consent of Elias, Matz, Tiernan & Herrick L.L.P. (included in Exhibit 5.1)*

        23.3            Consent of Richards, Layton & Finger P.A. (included in
                        Exhibit 5.2)*

        24 Power of Attorney of certain officers and directors of the Corporation (included on the signature page to the Registration Statement)*

        25.1            Form T-1 Statement of Eligibility of The Bank of New York to
                        act as trustee under the Indenture*

        25.2            Form T-1 Statement of Eligibility of The Bank of New York to
                        act as trustee under the Declaration of Trust of Independent
                        Capital Trust II*

        25.3 Form T-1 Statement of Eligibility of The Bank of New York under the Guarantee for the benefit of the holders of the Trust Preferred Securities*


------------------------


*   Previously filed


(1) Incorporated by reference from the current Report on Form 8-K filed by the Corporation with the Securities and Exchange Commission on October 1, 1999.

ITEM 17. UNDERTAKINGS

    Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each undersigned Registrant pursuant to the provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each undersigned Registrant of expenses incurred or paid by a director, officer of controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, Independent Bank Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockland, Commonwealth of Massachusetts on the 18th day of January 2000.


                                                       INDEPENDENT BANK CORP.

                                                       By:           /s/ DOUGLAS H. PHILIPSEN
                                                            -----------------------------------------
                                                                       Douglas H. Philipsen
                                                              CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE
                                                                      OFFICER AND PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this Amended Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



         /s/ RICHARD S. ANDERSON  *                       Date: January 18, 2000
--------------------------------------------
             Richard S. Anderson
                  Director

           /s/ DONALD K. ATKINS  *                        Date: January 18, 2000
--------------------------------------------
              Donald K. Atkins
                  Director

            /s/ W. PAUL CLARK  *                          Date: January 18, 2000
--------------------------------------------
                W. Paul Clark
                  Director

          /s/ ROBERT L. CUSHING  *                        Date: January 18, 2000
--------------------------------------------
              Robert L. Cushing
                  Director

       /s/ BENJAMIN A. GILMORE, II  *                     Date: January 18, 2000
--------------------------------------------
           Benjamin A. Gilmore, II
                  Director

         /s/ LAWRENCE M. LEVINSON  *                      Date: January 18, 2000
--------------------------------------------
            Lawrence M. Levinson
                  Director

          /s/ DOUGLAS H. PHILIPSEN                        Date: January 18, 2000
--------------------------------------------
            Douglas H. Philipsen
      Chairman, Chief Executive Officer
                and President

          /s/ RICHARD H. SGARZI  *                        Date: January 18, 2000
--------------------------------------------
              Richard H. Sgarzi
                  Director

           /s/ ROBERT J. SPENCE  *                        Date: January 18, 2000
--------------------------------------------
              Robert J. Spence
                  Director

          /s/ WILLIAM J. SPENCE  *                        Date: January 18, 2000
--------------------------------------------
              William J. Spence
                  Director

          /s/ BRIAN S. TEDESCHI  *                        Date: January 18, 2000
--------------------------------------------
              Brian S. Tedeschi
                  Director

           /s/ THOMAS J. TEUTEN  *                        Date: January 18, 2000
--------------------------------------------
              Thomas J. Teuten
                  Director

            /s/ RICHARD J. SEAMAN                         Date: January 18, 2000
--------------------------------------------
              Richard J. Seaman
    Chief Financial Officer and Treasurer
(principal financial and accounting officer)


------------------------


*   Pursuant to power of attorney.

    Pursuant to the requirements of the Securities Act of 1933, Independent Capital Trust II certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockland, Commonwealth of Massachusetts, on the 18th day of January 2000.


                                                       INDEPENDENT CAPITAL TRUST II

                                                       By:           /s/ DOUGLAS H. PHILIPSEN
                                                            -----------------------------------------
                                                                       Douglas H. Philipsen
                                                                      ADMINISTRATIVE TRUSTEE

                                                       By:            /s/ RICHARD J. SEAMAN
                                                            -----------------------------------------
                                                                        Richard J. Seaman
                                                                      ADMINISTRATIVE TRUSTEE

                                                       By:             /s/ RUSSELL N. VIAU
                                                            -----------------------------------------
                                                                         Russell N. Viau
                                                                      ADMINISTRATIVE TRUSTEE